Table of Contents

Preliminary Offering Circular dated June __, 2018

An Offering Statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the Offering Statement filed with the Commission is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the Offering Statement in which such Final Offering Circular was filed may be obtained.

$5,000,000

5,000,000,000 SHARES OF COMMON STOCK

AT $0.001 PER SHARE

This is the public offering of securities of Signature Devices, Inc., a Delaware corporation. We are offering 5,000,000,000 shares of our common stock, par value $0.00001 (“Common Stock”), at an offering price of $0.001 per share (the “Offered Shares”) by the Company. This Offering will terminate on twelve months from the day the Offering is qualified, subject to extension for up to thirty (30) days as defined below or the date on which the maximum offering amount is sold (such earlier date, the “Termination Date”). The minimum purchase requirement per investor is 100,000 Offered Shares ($1,000); however, we can waive the minimum purchase requirement on a case-by-case basis in our sole discretion.

These securities are speculative securities. Investment in the Company’s stock involves significant risk. You should purchase these securities only if you can afford a complete loss of your investment. See the “Risk Factors” section on page 5 of this Offering Circular.

No Escrow

The proceeds of this offering will not be placed into an escrow account. We will offer our Common Stock on a best efforts basis. As there is no minimum offering, upon the approval of any subscription to this Offering Circular, the Company shall immediately deposit said proceeds into the bank account of the Company and may dispose of the proceeds in accordance with the Use of Proceeds.

Subscriptions are irrevocable and the purchase price is non-refundable as expressly stated in this Offering Circular. The Company, by determination of the Board of Directors, in its sole discretion, may issue the Securities under this Offering for cash, promissory notes, services, and/or other consideration without notice to subscribers. All proceeds received by the Company from subscribers for this Offering will be available for use by the Company upon acceptance of subscriptions for the Securities by the Company.

Generally, no sale may be made to you in this Offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

Sale of these shares will commence within two calendar days of the qualification date and it will be a continuous Offering pursuant to Rule 251(d)(3)(i)(F).

This Offering will be conducted on a “best-efforts” basis, which means our Officers will use their commercially reasonable best efforts in an attempt to offer and sell the Shares. Our Officers will not receive any commission or any other remuneration for these sales. In offering the securities on our behalf, the Officers will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934, as amended.

This Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sales of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful, prior to registration or qualification under the laws of any such state.

Our Common Stock is traded in the OTCMarket Pink Open Market under the stock symbol “SDVI.”

Investing in our Common Stock involves a high degree of risk. See “Risk Factors” beginning on page 5 for a discussion of certain risks that you should consider in connection with an investment in our Common Stock.

	Per Share	Total Maximum
Public Offering Price (1)(2)	$0.001	$5,000,000.00
Underwriting Discounts and Commissions (3)	$0.00	$0
Proceeds to Company (4)	$0.001	$5,000,000.00

(1) We are offering shares on a continuous basis. See “Distribution – Continuous Offering.

(2) This is a “best efforts” offering. The proceeds of this offering will not be placed into an escrow account. We will offer our Common Stock on a best efforts basis primarily through an online platform. As there is no minimum offering, upon the approval of any subscription to this Offering Circular, the Company shall immediately deposit said proceeds into the bank account of the Company and may dispose of the proceeds in accordance with the Use of Proceeds. See “How to Subscribe.”

(3) We are offering these securities without an underwriter.

(4) Excludes estimated total offering expenses, including underwriting discount and commissions, will be approximately $350,000 assuming the maximum offering amount is sold.

Our Board of Directors used its business judgment in setting a value of $0.001 per share to the Company as consideration for the stock to be issued under the Offering. The sales price per share bears no relationship to our book value or any other measure of our current value or worth.

No sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or your net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

THE U.S. SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

The date of this Offering Circular is June __, 2018.

We are offering to sell, and seeking offers to buy, our securities only in jurisdictions where such offers and sales are permitted. You should rely only on the information contained in this Offering Circular. We have not authorized anyone to provide you with any information other than the information contained in this Offering Circular. The information contained in this Offering Circular is accurate only as of its date, regardless of the time of its delivery or of any sale or delivery of our securities. Neither the delivery of this Offering Circular nor any sale or delivery of our securities shall, under any circumstances, imply that there has been no change in our affairs since the date of this Offering Circular. This Offering Circular will be updated and made available for delivery to the extent required by the federal securities laws.

In this Offering Circular, unless the context indicates otherwise, references to "GD Entertainment", "we", the "Company", "our" and "us" refer to the activities of and the assets and liabilities of the business and operations of Signature Devices, Inc.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements under "Summary", "Risk Factors", "Management's Discussion and Analysis of Financial Condition and Results of Operations", "Our Business" and elsewhere in this Offering Circular constitute forward-looking statements. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar matters that are not historical facts. In some cases, you can identify forward-looking statements by terms such as "anticipate", "believe", "could", "estimate", "expect", "intend", "may", "plan", "potential", "should", "will" and "would" or the negatives of these terms or other comparable terminology.

You should not place undue reliance on forward looking statements. The cautionary statements set forth in this Offering Circular, including in "Risk Factors" and elsewhere, identify important factors which you should consider in evaluating our forward-looking statements. These factors include, among other things:

•	The speculative nature of the business we intend to develop;
•	Our reliance on suppliers and customers;
•	Our dependence upon external sources for the financing of our operations, particularly given that there are concerns about our ability to continue as a "going concern;"
•	Our ability to effectively execute our business plan;
•	Our ability to manage our expansion, growth and operating expenses;
•	Our ability to finance our businesses;
•	Our ability to promote our businesses;
•	Our ability to compete and succeed in highly competitive and evolving businesses;
•	Our ability to respond and adapt to changes in technology and customer behavior; and
•	Our ability to protect our intellectual property and to develop, maintain and enhance strong brands.

Although the forward-looking statements in this Offering Circular are based on our beliefs, assumptions and expectations, taking into account all information currently available to us, we cannot guarantee future transactions, results, performance, achievements or outcomes. No assurance can be made to any investor by anyone that the expectations reflected in our forward-looking statements will be attained, or that deviations from them will not be material and adverse. We undertake no obligation, other than as maybe be required by law, to re-issue this Offering Circular or otherwise make public statements updating our forward-looking statements.

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SUMMARY

This summary highlights selected information contained elsewhere in this Offering Circular. This summary is not complete and does not contain all the information that you should consider before deciding whether to invest in our Common Stock. You should carefully read the entire Offering Circular, including the risks associated with an investment in the company discussed in the "Risk Factors" section of this Offering Circular, before making an investment decision. Some of the statements in this Offering Circular are forward-looking statements. See the section entitled "Cautionary Statement Regarding Forward-Looking Statements."

Company Information

The Company, sometimes referred to herein as "we," "us,” “our," and the "Company" and/or "Signature Devices" was incorporated on July 24, 2002 under the laws of the State of Nevada, to engage in any lawful corporate undertaking. We are now a Delaware corporation. Our fiscal year-end date is December 31.

Signature Devices, Inc. offices are located at 30 N. Gould St., Sheridan, Wyoming 82801. Our Website is www.signaturedevices.com. Our telephone number is 650-654-4800 and our Email address is info@innovo.net.

We do not incorporate the information on or accessible through our website into this Offering Circular, and you should not consider any information on, or that can be accessed through, our website a part of this Offering Circular.

Section 15(g) of the Securities Exchange Act of 1934

Our shares are covered by section 15(g) of the Securities Exchange Act of 1934, as amended that imposes additional sales practice requirements on broker/dealers who sell such securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses). For transactions covered by the Rule, the broker/dealer must make a special suitability determination for the purchase and have received the purchaser's written agreement to the transaction prior to the sale. Consequently, the Rule may affect the ability of broker/dealers to sell our securities and also may affect your ability to sell your shares in the secondary market.

Section 15(g) also imposes additional sales practice requirements on broker/dealers who sell penny securities. These rules require a one-page summary of certain essential items. The items include the risk of investing in penny stocks in both public offerings and secondary marketing; terms important to in understanding of the function of the penny stock market, such as  bid and offer quotes, a dealers spread and broker/dealer compensation; the broker/dealer compensation, the broker/dealers’ duties to its customers, including the disclosures required by any other penny stock disclosure rules; the customers’ rights and remedies in cases of fraud in penny stock transactions; and, the FINRA’s toll free telephone number and the central number of the North American Administrators Association, for information on the disciplinary history of broker/dealers and their associated persons.

Dividends

The Company has not declared or paid a cash dividend to stockholders since it was organized and does not intend to pay dividends in the foreseeable future. The board of directors presently intends to retain any earnings to finance our operations and does not expect to authorize cash dividends in the foreseeable future. Any payment of cash dividends in the future will depend upon the Company's earnings, capital requirements and other factors.

Trading Market

Our Common Stock trades in the OTCMarket Pink Open Market Sheets under the symbol SDVI.

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THE OFFERING

______

Issuer:	Signature Devices, Inc. (SDVI)

Securities offered:	A maximum of 5,000,000,000 shares of our common stock, par value $0.00001 (“Common Stock”) at an offering price of $0.001 per share (the “Offered Shares”). (See “Distribution.”)

Number of shares of Common Stock outstanding before the offering:	3,053,024,472 issued and outstanding as of December 31, 2017

Number of shares of Common Stock to be outstanding after the offering:	8,053,024,472 shares, if the maximum amount of Offered Shares is sold

Maximum offering amount:	5,000,000,000 shares at $0.001 per share, or $5,000,000 (See “Distribution.”)

Trading Market:	Our Common Stock is trading on the OTC Markets Pink Open Market Sheets division under the symbol “SDVI.”

Use of proceeds:

If we sell all of the shares being offered, our net proceeds (after our estimated offering expenses of $350,000) will be $4,650,000. We will use these net proceeds for working capital and other general corporate purposes.

Risk factors:

Investing in our Common Stock involves a high degree of risk, including:

Immediate and substantial dilution.

Limited market for our stock.

Our industry is highly competitive.

Our products may not achieve market acceptance.

Internal system or service failures could disrupt our business and impair our ability to effectively provide our services and products to our customers.

See “Risk Factors.”

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RISK FACTORS

______

The following is only a brief summary of the risks involved in investing in our Company. Investment in our Securities involves risks. You should carefully consider the following risk factors in addition to other information contained in this Disclosure Document. The occurrence of any of the following risks might cause you to lose all or part of your investment. Some statements in this Document, including statements in the following risk factors, constitute “Forward-Looking Statements.”

Our industry is highly competitive and as an emerging growth company with a new brand we may be at a disadvantage to our competitors.

Our industry is highly competitive in general. We are an emerging growth company with limited financial resources and a new brand with limited recognition. Our competitors, both established and future unknown competitors, have better brand recognition and, in most cases, substantially greater financial resources than we have. Our ability to successfully compete in our industry depends on a number of factors, both within and outside our control. These factors include the following:

•	our success in designing and developing new or enhanced products;

•	our ability to address the changing needs and desires of retailers and consumers;

•	the pricing, quality, performance, reliability, features, ease of installation and use, and diversity of our products;

•	the quality of our customer service;

•	product or technology introductions by our competitors; and

•	the ability of our contract manufacturing to deliver on time, on price, and with acceptable quality.

If we are unable to effectively compete on a continuing basis or unforeseen competitive pressures arise, such inability to compete could have a material adverse effect on our business, results of operations, and overall financial condition.

Risks Related to Our Business

Our products may not achieve market acceptance thereby reducing the chance for success.

We are only in the early stages of selling our first products. It is unclear whether these products and their features or other unanticipated events may result in lower sales than anticipated, which could force us to limit our expenditures on research and development, advertising, and general company requirements for improving and expanding our product offerings. We cannot guarantee consumer demand or interest in our current or future product offerings, which could have a material adverse effect on our business, results of operations, and overall financial condition.

If the market chooses to buy competitive products and services, we may fail.

Although Signature Devices believes that its product offerings will be commercially viable, there is no verification by the marketplace that its products will be accepted by or purchased by customers. If the market chooses to buy our competitors’ products, it may be more difficult for Signature Devices to ever become profitable which would substantially harm our business and, possibly, cause it to fail whereby you could lose your entire investment.

Consumer trends, seasons fluctuations, and general global economic conditions and outlook may cause unpredictable operating results.

Our operating results may fluctuate significantly from period to period as a result of a variety of factors, including purchasing patterns of customers, competitive pricing, and general economic conditions. There is no assurance that we will be successful in marketing our product, or that the revenues from the sale of our products will be significant. Consequently, our revenues may vary significantly by quarter, and our operating results may experience significant fluctuations making it difficult to value our business and could lead to extreme volatility in our share price.

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We may be unable to protect our proprietary rights.

Our future success depends in part on our proprietary technology, technical know-how and other intellectual property. We rely on intellectual property laws, confidentiality procedures and contractual provisions, such as non-disclosure terms, to protect our intellectual property. Others may independently develop similar technology, duplicate our products, or design around our intellectual property rights. In addition, unauthorized parties may attempt to copy aspects of our products and technologies or to obtain and use information that we regard as proprietary. Any of these events could significantly harm our business, financial condition and operating results.

We also rely on technologies that we acquire from others. We may rely on third parties for further required technologies. We may purchase a computer’s logic component or other technological devices from outside sources and will need to pay annual fees to enable us to get updates/upgrades and technical support to the logic portion of the system or device. We may find it necessary or desirable in the future to obtain licenses or other rights relating to one or more if our products or to current or future technologies. These licenses or other rights may not be available on commercially reasonable terms or at all. The inability to obtain certain licenses or other rights or to obtain such licenses or rights on favorable terms, or the need to engage in litigation regarding these matters, could have a material adverse effect on our business, financial condition and operating results. Moreover, the use of intellectual property licensed from third parties may limit our ability to protect the proprietary rights in our products.

While no current lawsuits are filed against us, the possibility exists that a claim of some kind may be made in the future.

While no current lawsuits are filed against us, the possibility exists that a claim of some kind may be made in the future. We currently have no plan to purchase liability insurance.

The success of our business depends heavily on key personnel, particularly Mr. Charles Townsend and Mr. Inas Azzam, and their business experience and understanding of our industry. Our business would likely fail if we were to lose their services.

The success of our business will depend heavily upon the abilities and experience of our principal executive officers, Charles Townsend and Inas Azzam. The loss of Mr. Townsend and/or Mr. Azzam would have a significant and immediate impact on our business, results of operations, and overall financial condition. Further, their loss would force us to seek a replacement or replacements who may have less general business experience and, in particular, experience in our industry, fewer industry contacts, and less understanding of our overall business plan. We can make no assurances that we will be able to find a suitable replacement should Mr. Townsend or Mr. Azzam depart, which could force us to curtail operations and/or cease operations, whereby you could lose your entire investment.

They can terminate their relationship with us at any time without cause. Further, we do not carry “key person” insurance on any employee, including them. The departure of one or both of them would most likely have a severe and negative impact on our overall business and cause us to cease operations, whereby you could lose your entire investment.

In addition to our dependency on their continued services, our future success will also depend on our ability to attract and retain additional future key personnel. We face intense competition for these such qualified individuals from well-established and better financed competitors. We may not be able to attract qualified new employees or retain existing employees, which may have a material adverse effect on our results of operations and financial condition.

Our directors currently control a majority of voting rights. Accordingly, our directors can solely determine and control all corporate decisions, even if such decisions may not be in the best interest of minority shareholders.

The holders of our Series B Preferred Stock have voting rights with respect to the business, management, or affairs of the corporation in the amount of 1% of the voting rights for all classes of stock per 100 shares of the Preferred B shares on the record date of the vote. Thus, Mr. Townsend, by virtue of owning a majority of this stock, has 65.5% voting super voting rights, giving him control of the Company.

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Our officers and directors may be subject to conflicts of interest.

Our officers and directors have potential conflicts of interest in his dealings with us. Circumstances under which conflicts of interest include:

•	We have no independent directors so the Board of Directors is free to establish their own compensation packages without the guidance of a Compensation Committee;

•	Future compensation agreements will not be negotiated at arm’s-length as would normally occur if the agreements were with unaffiliated third parties;

•	Acquisitions and purchases or sales of assets and other similar transactions can be made without due diligence or extended negotiation; and

•	Business combinations or the implementation anti-takeover “poison pill” preventative measures without proper due diligence or consideration.

We have not formulated a policy for potential conflicts of interest that may arise between us and our officers and directors. If a potential conflict of interest arises and cannot be resolved, the result could be contrary to the interests of other shareholders and prevent us from ever achieving profitability, have a negative impact on our overall business, and result in you losing all or part of your investment.

Our officers and directors have other significant outside business interests and will be able to devote only a portion of their professional time to our operations. As such our business could fail if they are unable or unwilling to devote a sufficient amount of time to our business.

The responsibility of developing our core business, securing the financing we need, both primary and expansion, and fulfilling the reporting requirements of a public company all fall upon our officers and directors. Only Mr. Azzam will dedicate more than 40 hours per week his professional time to our business operations.

It is also important to consider that none of our officers or directors are presently under any employment agreements with any of their business interests, including our business. If they were to enter into such an agreement with an outside business interest, they could be forced to resign from our business or devote even less time to our business interests than they presently do.

In the event that any of our officers or directors are unable to fulfill any aspect of their duties, we may experience a shortfall or complete lack of revenue resulting in little or no profits and the eventual closure of our business, whereby you may lose your entire investment.

We depend on contract manufacturers who may not have adequate capacity to fulfill our needs or may not meet our quality and delivery objectives and timetables.

We do not own our production lines or manufacturing facilities. We manufacture our products in the United States through third-party contract manufacturers. Our reliance on these third-party contract manufacturers involves significant risks, including reduced control over quality and logistics management, the potential lack of adequate capacity, and discontinuance of the contractors’ assembly processes. Potential financial instability at our contractor manufacturers could result in us having to find new suppliers, which could increase our costs and delay our product and installation deliveries. These contractor manufacturers may also choose to discontinue contracting to build our products for a variety of reasons. Consequently, we may experience delays in the timeliness, quality and adequacy in product and installation deliveries, any of which could have a material adverse effect on our business, results of operations, and overall financial condition.

We will incur additional costs and management time related expenses pertaining to SEC reporting obligations and SEC compliance matter and our management has no experience in such matters.

Our officers and directors are responsible for managing us, including compliance with SEC reporting obligations and maintaining disclosure controls and procedures and internal control over financial reporting. These public reporting requirements and controls are new to our officers and directors and at times will require us to obtain outside assistance from legal, accounting, or other professionals that will increase, potentially substantially, our costs of doing business. Should we fail to comply with SEC reporting and internal controls and procedures, we may be subject to securities law violations that may result in additional compliance costs or costs associated with SEC judgments or fines, both of which will increase our costs and negatively affect our potential profitability and our ability to conduct our business.

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Because we do not have an audit or compensation committee, shareholders will have to rely on our board of directors who is not independent to perform these functions.

We do not have an audit or compensation committee or board of directors as a whole that is composed of independent directors. These functions of these traditional corporate committees are performed by our officers and directors. Because none of our directors are deemed independent, there is a potential conflict between their and/or our interests and our shareholders’ interests since the above will participate in discussions concerning management compensation and audit issues that may be affect management decisions. Until we have an audit committee or independent directors, there may be less oversight of management decisions and activities and little ability for minority shareholders to challenge or reverse those activities and decisions, even if they are not in the best interests of minority shareholders.

We have agreed to indemnify our officers and directors against lawsuits to the fullest extent of the law.

We are a Delaware corporation. Delaware law permits the indemnification of officers and directors against expenses incurred in successfully defending against a claim. Delaware law also authorizes Delaware corporations to indemnify their officers and directors against expenses and liabilities incurred because of their being or having been an officer or director. Our organizational documents provide for this indemnification to the fullest extent permitted by Delaware law.

We currently do not maintain any insurance coverage. In the event that we are found liable for damages or other losses, we would incur substantial and protracted losses in paying any such claims or judgments. We have not maintained liability insurance in the past but intend to acquire such coverage immediately upon resources becoming available. There is no guarantee that we can secure such coverage or that any insurance coverage, if ever secured, would protect us from any damages or loss claims filed against it.

Risks Related to Market for Our Common Stock

Investing in Signature Devices is a risky investment and could result in the loss of your entire investment.

A purchase of the offered shares is significantly speculative and involves significant risks. The offered shares should not be purchased by any person who cannot afford the loss of his or her entire purchase price. The business objectives of Signature Devices are also speculative, and we may be unable to satisfy those objectives. The shareholders of Signature Devices may be unable to realize a substantial return on their purchase of the offered shares, or any return whatsoever, and may lose their entire investment in Signature Devices. For this reason, each prospective purchaser of the offered shares should read this prospectus and all of its exhibits carefully and consult with their attorney, business advisor and/or investment advisor.

Risks Related to our Business and Industry

If alternative mobile operating system platforms become more widely used or accepted, or mobile chipset manufacturers, mobile device OEMs and mobile operators do not continue to make product and service offerings compatible with the Android platform, our business could be materially harmed.

The mobile operating system platform industry is intensely competitive and characterized by rapid technological changes, which often result in shifts in market share among the industry’s participants as one operating system may become more widely used than others. For example, in the past the Symbian mobile operating system platform, or Symbian, from Nokia Corporation, or Nokia, dominated market share for consumer products and the BlackBerry mobile operating system platform, or BlackBerry, from Research in Motion Limited, or RIM, dominated market share for enterprise products. In the past five years, with the rise of the iOS mobile operating system platform, or iOS, from Apple Inc., or Apple, and the Android platform, both the Symbian and Blackberry platforms have experienced a substantial decline. There can be no assurance that the Android platform will continue to compete effectively with alternative mobile operating system platforms, such as the iOS platform or Windows Mobile operating system platform, or Windows Mobile, from Microsoft Corporation. If these or other mobile operating system platforms become more widely used or accepted, such as operating system platforms being developed by Baidu, Inc., or Baidu, and Alibaba.com Ltd., or Alibaba, in China, the market appeal of the Android platform and our Android+ software and service platform solutions could be diminished, which could materially adversely affect our business and financial performance.

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Furthermore, the competitiveness of our Android+ software and service platform solutions is dependent upon the continued compatibility of the Android platform with the offerings of our customers. If these customers choose not to continue to adopt the Android platform or they are unable to retain or increase their market share, the demand for our Android+ software and service platform solutions may be diminished, which could materially adversely affect our business and financial performance.

We generate a significant portion of our net revenues from a small number of major customers and key projects and any loss of business from these customers or key projects could reduce our net revenues and significantly harm our business.

We have derived and believe that in the foreseeable future we will continue to derive, a significant portion of our net revenues from a small number of major customers and key projects. For 2016 and 2017, our top three customers accounted for 50% and 60%, respectively, of our net revenues.

In 2016, Galtech LLC in U.A.E. accounted for 20% of our business. HomeTec in Lebanon accounts for 15% of our business, and Indigo Distribution in the UK and Ireland accounted for 25% of business.

In 2017, Galtech LLC in U.A.E. accounted for 25% of our business, HomeTec in Lebanon accounted for 15% of our business, and Indigo Distribution in the UK and Ireland accounted for 15% of business.

Our ability to maintain close relationships with our major customers is essential to the growth and profitability of our business. However, the volume of work performed for a specific customer is likely to vary from year-to-year and project-to-project, especially since we are generally not the exclusive Android platform software and service solutions provider for our customers, some of our customers have in-house research and development capabilities and we do not have long-term purchase commitments from any of our customers. A major customer in one year may not provide the same level of net revenues for us in any subsequent year. The products we provide to our customers, and the net revenues and income from those products, may decline or vary as the type and quantity of products changes over time. In addition, reliance on any individual customer for a significant portion of our net revenues may give that customer a degree of pricing leverage when negotiating contracts and terms of service with us.

In addition, a number of factors not within our control could cause the loss of, or reduction in, business or revenues from any customer, and these factors are not predictable. These factors include, among others, a customer’s decision to re-negotiate the royalty payment of a contract if the volume of unit sales exceeds original expectations, pricing pressure from competitors, a change in a customer’s business strategy, or failure of a mobile chipset manufacturer or mobile device OEM to develop competitive products. Our customers may also choose to pursue alternative technologies and develop alternative products in addition to, or in lieu of, our products, either on their own or in collaboration with others, including our competitors. The loss of any major customer or key project, or a significant decrease in the volume of customer demand or the price at which we sell our products to customers, could materially adversely affect our financial condition and results of operations.

We have limited experience with our current product offerings, which makes it difficult to predict our future operating results.

The success of our new product offerings will depend on many factors, including timely and successful research and development, pricing, market and consumer acceptance of such new products and the product offerings of our competitors. If new product offerings are not successful, our revenue growth will suffer and our results of operations may be harmed. Further, we do not have significant experience in these offerings and cannot be assured that our investments in the development of our offerings will result in increased revenue.

We will require additional funding to develop and commercialize our services, products, and software. If we are unable to secure additional financing on acceptable terms, or at all, we may be forced to modify our current business plan or to curtail or cease our planned operations.

We anticipate incurring significant operating losses and using significant funds for product development and operating activities. Our existing cash resources are insufficient to finance even our immediate operations. Accordingly, we will need to secure additional sources of capital to develop our business and product candidates, as planned. We intend to seek substantial additional financing through public and/or private financing, which may include equity and/or debt financings, and through other arrangements, including collaborative arrangements. As part of such efforts, we may seek loans from certain of our executive officers, directors and/or current shareholders.

If we are unable to secure additional financing in the near term, we may be forced to

•	curtail or abandon our existing business plans;
•	default on any debt obligations;
•	file for bankruptcy;
•	seek to sell some or all of our assets; and/or
•	cease our operations.

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If we are forced to take any of these steps our common stock may be worthless.

Any future financing may result in ownership dilution to our existing shareholders and may grant rights to investors more favorable than the rights currently held by our existing shareholders.

If we raise additional capital by issuing equity, equity-related or convertible securities, the economic, voting and other rights of our existing shareholders may be diluted, and those newly-issued securities may be issued at prices that are at a significant discount to current and/or then prevailing market prices. In addition, any such newly issued securities may have rights superior to those of our common stock. If we obtain additional capital through collaborative arrangements, we may be required to relinquish greater rights to our technologies or product candidates than we might otherwise have or become subject to restrictive covenants that may affect our business.

Revenue derived from large orders could adversely affect our gross margin and could lead to greater variability in our quarterly results.

Large orders may be more sensitive to changes in the global industrial economy, may be subject to greater discount variability, lower gross margins, and may contract at a faster pace during an economic downturn compared to smaller orders. To the extent that the amount of our net sales derived from large orders increases in future periods, either in absolute dollars or as a percentage of our overall business, our gross margins could decline, and we could experience greater volatility and see a greater negative impact from future downturns in the global industrial economy. This dynamic may also have an impact on the historical seasonal pattern of our net sales and our results of operations. These types of orders also make managing inventory levels more difficult as we have in the past and may have to in the future build large quantities of inventory in anticipation of future demand that may not materialize.

Any future product revenues are dependent on certain industries, and contractions in these industries could have a material adverse effect on our results of operations.

Sales of our products are dependent on customers in certain industries, particularly the telecommunications, semiconductor, consumer electronics, automotive, energy, automated test equipment, power generation, federal government, state governments, defense and aerospace industries. As we have experienced in the past, and as we may continue to experience in the future, downturns characterized by diminished product demand in any one or more of these industries may result in decreased sales and a material adverse effect on our operating results. We cannot predict when and to what degree contractions in these industries may occur; however, any sharp or prolonged contraction in one or more of these industries could have a material adverse effect on our business and results of operations.

We intend to make significant investments in new products that may not be successful or achieve expected returns.

We plan to continue to make significant investments in research, development, and marketing for new and existing products and technologies. These investments involve a number of risks as the commercial success of such efforts depend on many factors, including our ability to anticipate and respond to innovation, achieve the desired technological fit, and be effective with our marketing and distribution efforts. If our existing or potential customers do not perceive our latest product offerings as providing significant new functionality or value, or if we are late to market with a new product or technology, we may not achieve our expected return on our investments or be able recover the costs expended to develop new product offerings, which could have a material adverse effect on our operating results. Even if our new products are profitable, our operating margins for new products may not be as high as the margins we have experienced historically.

Our success depends on new product introductions and market acceptance of our products.

The market for our products is characterized by rapid technological change, evolving industry standards, changes in customer needs and frequent new product introductions, and is therefore highly dependent upon timely product innovation. Our success is dependent on our ability to successfully develop and introduce new and enhanced products on a timely basis to replace declining revenues from older products, and on increasing penetration in domestic and international markets. As has occurred in the past and as may be expected to occur in the future, we have experienced significant delays between the announcement and the commercial availability of new products. Any significant delay in releasing new products could have a material adverse effect on the ultimate success of a product and other related products and could impede continued sales of predecessor products, any of which could have a material adverse effect on our operating results. There can be no assurance that we will be able to introduce new products in accordance with announced release dates, that our new products will achieve market acceptance or that any such acceptance will be sustained for any significant period. Failure of our new products to achieve or sustain market acceptance could have a material adverse effect on our operating results.

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We may experience component shortages that may adversely affect our business and result of operations.

We have experienced difficulty in securing certain types of high power connectors for one of our projects and anticipate that supply shortages of components used in our products, including limited source components, can result in significant additional costs and inefficiencies in manufacturing. If we are unsuccessful in resolving any such component shortages in a timely manner, we will experience a significant impact on the timing of revenue, a possible loss of revenue, or an increase in manufacturing costs, any of which would have a material adverse impact on our operating results.

We rely on management information systems. interruptions in our information technology systems or cyber-attacks on our systems could adversely affect our business.

We rely on the efficient and uninterrupted operation of complex information technology systems and networks to operate our business. We rely on a primary global center for our management information systems and on multiple systems in branches not covered by our global center. As with any information system, unforeseen issues may arise that could affect our ability to receive adequate, accurate and timely financial information, which in turn could inhibit effective and timely decisions. Furthermore, it is possible that our global center for information systems or our branch operations could experience a complete or partial shutdown. A significant system or network disruption could be the result of new system implementations, computer viruses, cyber-attacks, security breaches, facility issues or energy blackouts. Threats to our information technology security can take a variety of forms and individuals or groups of hackers or sophisticated organizations including state-sponsored organizations, may take steps that pose threats to our customers and our infrastructure. If we were to experience a shutdown, disruption or attack, it would adversely impact our product shipments and net sales, as order processing and product distribution are heavily dependent on our management information systems. Such an interruption could also result in a loss of our intellectual property or the release of sensitive competitive information or partner, customer or employee personal data. Any loss of such information could harm our competitive position, result in a loss of customer confidence, and cause us to incur significant costs to remedy the damages caused by the disruptions or security breaches. In addition, changing laws and regulations governing our responsibility to safeguard private data could result in a significant increase in operating or capital expenditures needed to comply with these new laws or regulations. Accordingly, our operating results in such periods would be adversely impacted.

We are continually working to maintain reliable systems to control costs and improve our ability to deliver our products in our markets worldwide. Our efforts include, but are not limited to the following: firewalls, antivirus protection, patches, log monitors, routine backups with offsite retention of storage media, system audits, data partitioning and routine password modifications. Our internal information technology systems environment continues to evolve and our business policies and internal security controls may not keep pace as new threats emerge. No assurance can be given that our efforts to continue to enhance our systems will be successful.

We are subject to risks associated with our website.

We devote significant resources to maintaining our website as a key marketing, sales and support tool and expect to continue to do so in the future. Failure to properly maintain our Website may interrupt normal operations, including our ability to provide quotes, process orders, ship products, provide services and support to our customers, bill and track our customers, fulfill contractual obligations and otherwise run our business which would have a material adverse effect on our results of operations. We host our Website internally. Any failure to successfully maintain our Website or any significant downtime or outages affecting our Website could have a material adverse impact on our operating results.

Our products are complex and may contain bugs or errors.

As has occurred in the past and as may be expected to occur in the future, our new software products or new operating systems of third parties on which our products are based often contain bugs or errors that can result in reduced sales or cause our support costs to increase, either of which could have a material adverse impact on our operating results.

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We are subject to the risk of product liability claims.

Our products are designed to provide information upon which users may rely. Our products are also used in “real time” applications requiring extremely rapid and continuous processing and constant feedback. Such applications give rise to the risk that a failure or interruption of the system or application could result in economic damage, bodily harm or property damage. We attempt to assure the quality and accuracy of the processes contained in our products, and to limit our product liability exposure through contractual limitations on liability, limited warranties, express disclaimers and warnings as well as disclaimers contained in our “shrink wrap” and electronically displayed license agreements with end-users. If our products contain errors that produce incorrect results on which users rely or cause failure or interruption of systems or processes, customer acceptance of our products could be adversely affected. Further, we could be subject to liability claims that could have a material adverse effect on our operating results or financial position. Although we maintain liability insurance for product liability matters, there can be no assurance that such insurance or the contractual limitations used by us to limit our liability will be sufficient to cover or limit any claims which may occur.

Each of our current product candidates and services is in an early stage of development and we may never succeed in developing and/or commercializing them. If we are unable to commercialize our services, products, or software, or if we experience significant delays in doing so, our business may fail.

We intend to invest a significant portion of our efforts and financial resources in our software and we will depend heavily on its success. This software is currently in the beta stage of development. We need to devote significant additional research and development, financial resources and personnel to develop additional commercially viable products, establish intellectual property rights, if necessary, and establish a sales and marketing infrastructure. We are likely to encounter hurdles and unexpected issues as we proceed in the development of our software and our other product candidates. There are many reasons that we may not succeed in our efforts to develop our product candidates, including the possibility that our product candidates will be deemed undesirable; our product candidates will be too expensive to develop or market or will not achieve broad market acceptance; others will hold proprietary rights that will prevent us from marketing our product candidates; or our competitors will market products that are perceived as equivalent or superior.

We depend on third parties to assist us in the development of our software and other product candidates, and any failure of those parties to fulfill their obligations could result in costs and delays and prevent us from successfully commercializing our software and product candidates on a timely basis, if at all.

We may engage consultants and other third parties to help our software and product candidates. We may face delays in our commercialization efforts if these parties do not perform their obligations in a timely or competent fashion or if we are forced to change service providers. Any third parties that we hire may also provide services to our competitors, which could compromise the performance of their obligations to us. If these third parties do not successfully carry out their duties or meet expected deadlines, the commercialization of our software and product candidates may be extended, delayed or terminated or may otherwise prove to be unsuccessful. Any delays or failures as a result of the failure to perform by third parties would cause our development costs to increase, and we may not be able to commercialize our product candidates. In addition, we may not be able to establish or maintain relationships with these third parties on favorable terms, if at all. If we need to enter into replacement arrangements because a third party is not performing in accordance with our expectations, we may not be able to do so without undue delays or considerable expenditures or at all.

Risks Related to Our Intellectual Property

Patents acquired by us may not be valid or enforceable and may be challenged by third parties.

We do not intend to seek a legal opinion or other independent verification that any patents issued or licensed to us would be held valid by a court or administrative body or that we would be able to successfully enforce our patents against infringers, including our competitors. The issuance of a patent is not conclusive as to its validity or enforceability, and the validity and enforceability of a patent is susceptible to challenge on numerous legal grounds. Challenges raised in patent infringement litigation brought by or against us may result in determinations that patents that have been issued or licensed to us or any patents that may be issued to us or our licensors in the future are invalid, unenforceable or otherwise subject to limitations. In the event of any such determinations, third parties may be able to use the discoveries or technologies claimed in these patents without paying licensing fees or royalties to us, which could significantly diminish the value of our intellectual property and our competitive advantage. Even if our patents are held to be enforceable, others may be able to design around our patents or develop products similar to our products that are not within the scope of any of our patents.

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In addition, enforcing the patents that have been licensed to us and any patents that may be issued to us in the future against third parties may require significant expenditures regardless of the outcome of such efforts. Our inability to enforce our patents against infringers and competitors may impair our ability to be competitive and could have a material adverse effect on our business.

If we are not able to protect and control our unpatented trade secrets, know-how and other technological innovation, we may suffer competitive harm.

We rely on unpatented technology, trade secrets, confidential information and proprietary know-how to protect our technology and maintain any future competitive position, especially when we do not believe that patent protection is appropriate or can be obtained. Trade secrets are difficult to protect. In order to protect proprietary technology and processes, we rely in part on confidentiality and intellectual property assignment agreements with our employees, consultants and others. These agreements generally provide that the individual must keep confidential and not disclose to other parties any confidential information developed or learned by the individual during the course of the individual’s relationship with us except in limited circumstances. These agreements generally also provide that we shall own all inventions conceived by the individual in the course of rendering services to us. These agreements may not effectively prevent disclosure of confidential information or result in the effective assignment to us of intellectual property and may not provide an adequate remedy in the event of unauthorized disclosure of confidential information or other breaches of the agreements. In addition, others may independently discover trade secrets and proprietary information that have been licensed to us or that we own, and in such case, we could not assert any trade secret rights against such party.

Enforcing a claim that a party illegally obtained and is using trade secrets that have been licensed to us or that we own is difficult, expensive and time-consuming, and the outcome is unpredictable. In addition, courts outside the United States may be less willing to protect trade secrets. Costly and time-consuming litigation could be necessary to seek to enforce and determine the scope of our proprietary rights, and failure to obtain or maintain trade secret protection could have a material adverse effect on our business. Moreover, some of our academic institution licensors, collaborators and scientific advisors have rights to publish data and information to which we have rights. If we cannot maintain the confidentiality of our technologies and other confidential information in connection with our collaborations, our ability to protect our proprietary information or obtain patent protection in the future may be impaired, which could have a material adverse effect on our business.

Risks Related to Our Business

Our future growth is dependent upon our ability to keep pace with rapid technological and industry changes in order to develop or acquire new technologies for our products and service introductions that achieve market acceptance with acceptable margins.

Our business operates in markets that are characterized by rapidly changing technologies, evolving industry standards, potential new entrants, and changes in customer needs and expectations. For example, a number of cable and other telecommunications companies and large technology companies with home automation solutions offer interactive security services that are competitive with our products and services. If these services gain greater market acceptance and traction, our ability to grow our business, in particular our ADT Pulse and other interactive service offerings, could be materially and adversely affected. Accordingly, our future success depends in part on our ability to accomplish the following: identify emerging technological trends in our target end-markets; develop, acquire, and maintain competitive products and services that capitalize on existing and emerging trends; enhance our existing products and services by adding innovative features on a timely and cost-effective basis that differentiates us from our competitors; sufficiently capture intellectual property rights in new inventions and other innovations; and develop or acquire and bring products and services, including enhancements, to market quickly and cost-effectively. Our ability to develop or acquire new products and services that are technologically innovative requires the investment of significant resources and can affect our competitive position. These acquisition and development efforts divert resources from other potential investments in our businesses, and they may not lead to the development of new commercially successful technologies, products, or services on a timely basis. Moreover, as we introduce new products and services, we may be unable to detect and correct defects in the product or in its installation, which could result in loss of sales or delays in market acceptance. New or enhanced products and services may not satisfy customer preferences and potential product failures may cause customers to reject our products. As a result, these products and services may not achieve market acceptance and our brand image could suffer. In addition, our competitors may introduce superior products or business strategies, impairing our brand and the desirability of our products and services, which may cause customers to defer or forego purchases of our products and services, and impacting our ability to charge monthly service fees. If our competitors implement new technologies before we are able to implement them, those competitors may be able to provide more effective products than ours, possibly at lower prices. Any delay or failure in the introduction of new or enhanced solutions could harm our business, results of operations and financial condition. In addition, the markets for our products and services may not develop or grow as we anticipate. The failure of our technology, products, or services to gain market acceptance, the potential for product defects, or the obsolescence of our products and services could significantly reduce our revenue, increase our operating costs, or otherwise materially adversely affect our business, financial condition, results of operations and cash flows.

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In addition to developing and acquiring new technologies and introducing new offerings, we may need, from time to time, to phase out outdated and unsuitable technologies and services. See “—Shifts in our customers’ choice of, or telecommunications providers’ support for, telecommunications services and equipment could materially adversely affect our business and require significant capital expenditures.” If we are unable to do so on a cost-effective basis, we could experience reduced profits.

We sell our products and services in highly competitive markets, including the home automation market, which may result in pressure on our profit margins and limit our ability to maintain or increase the market share of our products and services.

The monitored security industry is highly fragmented and subject to significant competition and pricing pressures. We experience significant competitive pricing pressures on installation, monitoring, and service fees. Several competitors offer installation fees that match or are lower than ours. Other competitors charge significantly more for installation, but in many cases, less for monitoring. In addition, cable and telecommunications companies have expanded into the monitored security industry and are bundling their existing offerings with monitored security services.

In many cases, we face competition for direct sales from our independent, third-party authorized dealers, who may offer installation for considerably less than we do in particular markets. We believe that the monitoring and service fees we offer are generally competitive with rates offered by other security service providers. We face competition from other providers such as cable and telecommunications companies that may have existing access to and relationship with subscribers and highly recognized brands, which may drive increased awareness of their security/automation offerings relative to ours, have access to greater capital and resources than us, and may spend significantly more on advertising, marketing, and promotional resources, any of which could have a material adverse effect on our ability to drive awareness and demand for our products and services. In particular, these companies may be able to offer subscribers a lower price by bundling their services. We also face potential competition from DIY products, which enable customers to self-monitor and control their environments without third-party involvement through the Internet, text messages, emails, or similar communications, but with the disadvantage that alarm events may go unnoticed. Some DIY providers may also offer professional monitoring with the purchase of their systems and equipment without a contractual commitment, which may be attractive to some customers and put us at a competitive disadvantage. Other DIY providers may offer new IoT devices and services with automated features and capabilities that may be appealing to customers. Shifts in customer preferences towards DIY systems could increase our attrition rates over time and the risk of accelerated amortization of customer contracts resulting from a declining customer base. It is possible that one or more of our competitors could develop a significant technological advantage over us that allows them to provide additional service or better quality service or to lower their price, which could put us at a competitive disadvantage. Continued pricing pressure, improvements in technology, and shifts in customer preferences towards self-monitoring or DIY could adversely impact our customer base and/or pricing structure and have a material adverse effect on our business, financial condition, results of operations, and cash flows.

We rely on a significant number of our customers remaining with us as customers for long periods of time.

We operate our business with the goal of retaining customers for long periods of time in order to recoup our initial investment in new customers, and we generally achieve cash flow break-even in less than three years. Accordingly, our long-term profitability is dependent on long customer tenure. This requires that we minimize our rate of customer disconnects, or attrition. One reason for disconnects is when customers relocate and do not reconnect. Customer relocations are impacted by changes in the housing market. We are susceptible to changes in the business economy, housing market, and business and consumer discretionary income, which may inhibit our ability to sustain customer base growth rates and impact our results of operations. Other factors that can increase disconnects include problems experienced with our product or service quality, customer service, customer non-pay, unfavorable general economic conditions, and the preference for lower pricing of competitors’ products and services over ours. If we fail to keep our customers for a sufficiently long period of time, our profitability, business, financial condition, results of operations and cash flows could be materially adversely affected.

If we experience significantly higher rates of customer revenue attrition than we anticipate, we may be required to change the estimated useful lives and/or the accelerated method of depreciation and amortization related to accounts associated with our security monitoring customers, increasing our depreciation and amortization expense or causing asset impairment.

We amortize the costs of our acquired and dealer-generated contracts and related customer relationships based on the estimated life of the customer relationships. We similarly depreciate the cost of our direct channel subscriber system assets and deferred subscriber acquisition costs. If attrition rates rise significantly, we may be required to accelerate the amortization of expenses related to such contracts and the depreciation/amortization of our subscriber system assets/deferred subscriber acquisition costs or to impair such assets, which could cause a material adverse effect on our business, financial condition and results of operations.

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Our reputation as a service provider of high quality security offerings may be materially adversely affected by product defects or shortfalls in customer service.

Our business depends on our reputation and ability to maintain good relationships with our subscribers, dealers and local regulators, among others. Our reputation may be harmed either through product defects, such as the failure of one or more of our subscribers’ alarm systems, or shortfalls in customer service. Subscribers generally judge our performance through their interactions with the staff at the monitoring and customer care centers, dealers, and technicians who perform on-site maintenance services. Any failure to meet subscribers’ expectations in such customer service areas could cause an increase in attrition rates or make it difficult to recruit new subscribers. Any harm to our reputation or subscriber relationships caused by the actions of our dealers, personnel, or third-party service providers or any other factors could have a material adverse effect on our business, financial condition, and results of operations.

General economic conditions can affect our business, and we are susceptible to changes in the business economy, housing market, and business and consumer discretionary income, which may inhibit our ability to sustain customer base growth rates and impact our results of operations.

Demand for alarm monitoring services and home automation systems is affected by the general economy, the business environment, and the turnover in the housing market, among other things. Downturns in the rate of the sale of new and existing homes, which we believe drives a substantial portion of our new customer volume in any given year, would reduce opportunities to make sales of new security and home automation systems and services and reduce opportunities to take over existing security and home automation systems. Recoveries in the housing market increase the occurrence of relocations, which may lead to customers disconnecting service and not contracting with us in their new homes.

Further, the alarm monitoring business is dependent, in part, on national, regional, and local economic conditions. In particular, where disposable income available for discretionary spending is reduced (such as by higher housing, energy, interest or other costs, or where the actual or perceived wealth of customers has decreased because of circumstances such as lower residential real estate values, increased foreclosure rates, inflation, increased tax rates or other economic disruptions), the alarm monitoring business could experience increased attrition rates and reduced customer demand. No assurance can be given that we will be able to continue acquiring quality alarm monitoring contracts or that we will not experience higher attrition rates. Changes in individualized economic circumstances could cause current security alarm and home automation customers to disconnect our services in an effort to reduce their monthly spending, or such customers could default on their remaining contractual obligations to us.

Our long-term revenue growth rate depends on installations and new contracts exceeding disconnects. If customer disconnects and defaults increase, our business, financial condition, results of operations, and cash flows could be materially adversely affected. See “—We rely on a significant number of our customers remaining with us as customers for long periods of time.”

We are subject to credit risk and other risks associated with our subscribers.

A substantial part of our revenues is derived from the recurring monthly revenue due from subscribers under the alarm monitoring contracts. Therefore, we are dependent on the ability and willingness of subscribers to pay amounts due under the alarm monitoring contracts on a monthly basis in a timely manner. Although subscribers are contractually obligated to pay amounts due under an alarm monitoring contract and are generally contractually obligated to pay early cancellation fees if they prematurely cancel the alarm monitoring contract during the initial term of the alarm monitoring contract (typically between three and five years), subscribers’ payment obligations are unsecured, which could impair our ability to collect any unpaid amounts from our subscribers. To the extent payment defaults by subscribers under the alarm monitoring contracts are greater than anticipated, our business, financial condition and results of operations could be materially adversely affected.

We are also exploring different pricing plans for our products and services, including larger up-front payments and consumer financing options for residential equipment purchases. We currently have arrangements with a third-party financing company to provide financing to small business and commercial customers who wish to finance their equipment purchases from us. We also recently launched a pilot program in a small number of markets for residential customers to pay for equipment purchases through installments to the Company under a consumer financing arrangement. These lending services could increase the credit risks associated with our subscribers. While we intend to manage such credit risk by monitoring the credit quality of our financing portfolios, our efforts to mitigate risk may not be sufficient to prevent an adverse effect on our business, financial condition and results of operations.

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If the insurance industry changes its practice of providing incentives to homeowners for the use of alarm monitoring services, we may experience a reduction in new customer growth or an increase in our subscriber attrition rate.

It has been common practice in the insurance industry to provide a reduction in rates for policies written on homes that have monitored alarm systems. There can be no assurance that insurance companies will continue to offer these rate reductions. If these incentives were reduced or eliminated, new homeowners who otherwise might not feel the need for alarm monitoring services would be removed from our potential customer pool, which could hinder the growth of our business, and existing subscribers may choose to disconnect or not renew their service contracts, which could increase our attrition rates. In either case, our results of operations and growth prospects could be materially adversely affected.

We have and will continue to invest in new businesses, services, and technologies outside the traditional security and interactive services market, which is inherently risky, and could disrupt our current operations.

We have invested and will continue to invest in new businesses, products, services, and technologies beyond traditional security and interactive services. Our investments may involve significant risks and uncertainties, including capital loss on some or all of our investments, insufficient revenues from such investments to offset any new liabilities assumed and expenses associated with these new investments, distraction of management from current operations, and issues not identified during pre-investment planning and due diligence that could cause us to fail to realize the anticipated benefits of such investments and incur unanticipated liabilities. Since these investments are inherently risky, these new businesses, products, services, and technologies may not be successful and as a result, may materially adversely affect our reputation, financial condition, and results of operations.

Failure to successfully upgrade and maintain the security of our information and technology networks, including personally identifiable information and other data, could materially adversely affect us.

We are dependent on information technology networks and systems, including Internet and Internet-based or “cloud” computing services, to collect, process, transmit, and store electronic information. We are currently implementing modifications and upgrades to these information technology systems, including making changes to legacy systems, replacing legacy systems with successor systems with new functionality, and implementing new systems. There are inherent costs and risks associated with replacing and changing these systems and implementing new systems, including potential disruption of our sales, operations and customer service functions, potential disruption of our internal control structure, substantial capital expenditures, additional administration and operating expenses, retention of sufficiently skilled personnel to implement and operate the new systems, demands on management time, and other risks and costs of delays or difficulties in transitioning to new systems or of integrating new systems into our current systems. In addition, our information technology system implementations may not result in productivity improvements at a level that outweighs the costs of implementation, or at all. The implementation of new information technology systems may also cause disruptions in our business operations and have a material adverse effect on our business, cash flows, and results of operations.

Due to the ever-changing threat landscape, our products may be subject to potential vulnerabilities of wireless and IoT devices and our services may be subject to certain risks, including hacking or other unauthorized access to control or view systems and obtain private information.

Companies that collect and retain sensitive and confidential information are under increasing attack by cyber-criminals around the world. While we implement security measures within our products, services, operations and systems, those measures may not prevent cybersecurity breaches, the access, capture or alteration of information by criminals, the exposure or exploitation of potential security vulnerabilities, distributed denial of service attacks, the installation of malware or ransomware, acts of vandalism, computer viruses, misplaced data or data loss that could be detrimental to our reputation, business, financial condition, and results of operations. Third parties, including our partners and vendors, could also be a source of security risk to us in the event of a failure of their own products, components, networks, security systems, and infrastructure. In addition, we cannot be certain that advances in criminal capabilities, new discoveries in the field of cryptography, or other developments will not compromise or breach the technology protecting the networks that access our products and services.

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A significant actual or perceived (whether or not valid) theft, loss, fraudulent use or misuse of customer, employee, or other personally identifiable data, whether by us, our partners and vendors, or other third parties, or as a result of employee error or malfeasance or otherwise, non-compliance with applicable industry standards or our contractual or other legal obligations regarding such data, or a violation of our privacy and information security policies with respect to such data, could result in costs, fines, litigation, or regulatory actions against us. Such an event could additionally result in unfavorable publicity and therefore materially and adversely affect the market’s perception of the security and reliability of our services and our credibility and reputation with our customers, which may lead to customer dissatisfaction and could result in lost sales and increased customer revenue attrition.

In addition, we depend on our information technology infrastructure for business-to-business and business-to-consumer electronic commerce. Security breaches of, or sustained attacks against, this infrastructure could create system disruptions and shutdowns that could negatively impact our operations. Increasingly, our products and services are accessed through the Internet, and security breaches in connection with the delivery of our services via the Internet may affect us and could be detrimental to our reputation, business, operating results, and financial condition. We continue to invest in new and emerging technology and other solutions to protect our network and information systems, but there can be no assurance that these investments and solutions will prevent any of the risks described above. While we maintain cyber liability insurance that provides both third-party liability and first-party insurance coverages, our insurance may not be sufficient to protect against all of our losses from any future disruptions or breaches of our systems or other event as described above.

We depend on third-party providers and suppliers for components of our security and automation systems, third-party software licenses for our products and services, and third-party providers to transmit signals to our monitoring facilities and provide other services to our subscribers. Any failure or interruption in products or services provided by these third parties could harm our ability to operate our business.

The components for the security and automation systems that we install are manufactured by third parties. We are therefore susceptible to interruptions in supply and to the receipt of components that do not meet our standards. Any financial or other difficulties our providers face may have negative effects on our business. We exercise little control over our suppliers, which increases our vulnerability to problems with the products and services they provide. While we strive to utilize dual-sourcing methods to allow similar hardware components for our security systems to be interchangeable in order to minimize the risk of a disruption from a single supplier, any interruption in supply could cause delays in installations and repairs and the loss of current and potential customers. Also, if a previously installed component were found to be defective, we might not be able to recover the costs associated with its repair or replacement across our installed customer base, and the diversion of technical personnel to address the defect could materially adversely affect our business, financial condition, results of operations, and cash flows.

We rely on third-party software for key automation features in certain of our offerings, and on the interoperation of that software with our own, such as our mobile applications and related platform. We could experience service disruptions if customer usage patterns for such offerings exceed, or are otherwise outside of, design parameters for the system and the ability for us or our third-party provider to make corrections. Such interruptions in the provision of services could result in our inability to meet customer demand, damage our reputation and customer relationships, and materially and adversely affect our business. We also rely on certain software technology that we license from third parties and use in our products and services to perform key functions and provide critical functionality. For example, we license the software platform for our monitoring operations from third parties. Because a number of our products and services incorporate technology developed and maintained by third parties, we are, to a certain extent, dependent upon such third parties’ ability to update, maintain, or enhance their current products and services, to ensure that their products are free of defects or security vulnerabilities, to develop new products and services on a timely and cost-effective basis, and to respond to emerging industry standards, customer preferences, and other technological changes. Further, these third-party technology licenses may not always be available to us on commercially reasonable terms, or at all. If our agreements with third-party vendors are not renewed or the third-party software becomes obsolete, is incompatible with future versions of our products or services, or otherwise fails to address our needs, we cannot provide assurance that we would be able to replace the functionality provided by the third-party software with technology from alternative providers. Furthermore, even if we obtain licenses to alternative software products or services that provide the functionality we need, we may be required to replace hardware installed at our monitoring centers and at our customers’ sites, including security system control panels and peripherals, in order to execute our integration of or migration to alternative software products. Any of these factors could materially adversely affect our business, financial condition, results of operations, and cash flows.

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We also rely on various third-party telecommunications providers and signal processing centers to transmit and communicate signals to our monitoring facility in a timely and consistent manner. These telecommunications providers and signal processing centers could fail to transmit or communicate these signals to the monitoring facility for many reasons, including disruptions from fire, natural disasters, weather, transmission interruption, malicious acts, or terrorism. The failure of one or more of these telecommunications providers or signal processing centers to transmit and communicate signals to the monitoring facility in a timely manner could affect our ability to provide alarm monitoring, home automation, and interactive services to our subscribers. We also rely on third-party technology companies to provide home automation and interactive services to our subscribers. These technology companies could fail to provide these services consistently, or at all, which could result in our inability to meet customer demand and damage our reputation. There can be no assurance that third-party telecommunications providers, signal processing centers, and other technology companies will continue to transmit and communicate signals to the monitoring facility or provide home automation and interactive services to subscribers without disruption. Any such disruption, particularly one of a prolonged duration, could have a material adverse effect on our business. See also “—Shifts in our customers’ choice of, or telecommunications providers’ support for, telecommunications services and equipment could materially adversely affect our business and require significant capital expenditures” with respect to risks associated with changes in signal transmissions.

An event causing a disruption in the ability of our monitoring facilities to operate could materially adversely affect our business.

A disruption in our ability to provide security monitoring services and otherwise serve our customers could have a material adverse effect on our business. A disruption could occur for many reasons, including fire, natural disasters, weather, health epidemics or pandemics, transportation interruption, extended power outages, human or other error, war, terrorism, sabotage, or other conflicts, or as a result of disruptions to internal and external networks or third-party transmission lines. Monitoring could also be disrupted by information systems and network-related events or cyber security attacks, such as computer hacking, computer viruses, worms or other malicious software, distributed denial of service attacks, malicious social engineering, or other destructive or disruptive activities that could also cause damage to our properties, equipment, and data. While our monitoring systems are redundant, a failure of our back-up procedures or a disruption affecting multiple monitoring facilities could disrupt our ability to provide security monitoring services to our customers. These events could also make it difficult or impossible to receive equipment from suppliers or impair our ability to deliver products and services to customers on a timely basis. If we experience such disruptions, we may experience customer dissatisfaction and potential loss of confidence, and liabilities to customers or other third parties, each of which could harm our reputation and impact future revenues from these customers. We could also be subject to claims or litigation with respect to losses caused by such disruptions. Our property and business interruption insurance and our cyber liability insurance may not be sufficient to fully cover our losses or may not cover a particular event at all. Any of these outcomes could have a material adverse effect on our business, results of operations, and financial condition.

Internal system or service failures could disrupt our business and impair our ability to effectively provide our services and products to our customers, which could damage our reputation and adversely affect our revenues and profitability.

Any system or service disruptions, on our hosted Cloud infrastructure or those caused by ongoing projects to improve our information technology systems and the delivery of services, if not anticipated and appropriately mitigated, could have a material adverse effect on our business including, among other things, an adverse effect on our ability to bill our customers for work performed on our contracts, collect the amounts that have been billed and produce accurate financial statements in a timely manner. We are also subject to systems failures, including network, software or hardware failures, whether caused by us, third-party service providers, cyber security threats, natural disasters, power shortages, terrorist attacks or other events, which could cause loss of data and interruptions or delays in our business, cause us to incur remediation costs, subject us to claims and damage our reputation. In addition, the failure or disruption of our communications or utilities could cause us to interrupt or suspend our operations or otherwise adversely affect our business. Our property and business interruption insurance may be inadequate to compensate us for all losses that may occur as a result of any system or operational failure or disruption and, as a result, our future results could be adversely affected.

Customer systems failures could damage our reputation and adversely affect our revenues and profitability.

Many of the systems and networks that we develop, install and maintain for our customers on premise or host on our infrastructure involve managing and protecting personal information and information relating to national security and other sensitive government functions. While we have programs designed to comply with relevant privacy and security laws and restrictions, if a system or network that we develop, install or maintain were to fail or experience a security breach or service interruption, whether caused by us, third-party service providers, cyber security threats or other events, we may experience loss of revenue, remediation costs or face claims for damages or contract termination. Any such event could cause serious harm to our reputation and prevent us from having access to or being eligible for further work on such systems and networks. Our errors and omissions liability insurance may be inadequate to compensate us for all of the damages that we may incur and, as a result, our future results could be adversely affected.

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The price of our common stock may continue to be volatile.

The trading price of our common stock has been and is likely to remain highly volatile and could be subject to wide fluctuations in response to various factors, some of which are beyond our control or unrelated to our operating performance. In addition to the factors discussed in this “Risk Factors” section and elsewhere, these factors include: the operating performance of similar companies; the overall performance of the equity markets; the announcements by us or our competitors of acquisitions, business plans, or commercial relationships; threatened or actual litigation; changes in laws or regulations relating to the our business; any major change in our board of directors or management; publication of research reports or news stories about us, our competitors, or our industry or positive or negative recommendations or withdrawal of research coverage by securities analysts; large volumes of sales of our shares of common stock by existing stockholders; and general political and economic conditions.

In addition, the stock market in general, and the market for Internet-related companies in particular, has experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of those company’s securities This litigation, if instituted against us, could result in very substantial costs; divert our management’s attention and resources; and harm our business, operating results, and financial condition.

Delaware law might discourage, delay, or prevent a change of control of our company or changes in our management and, therefore, depress the trading price of our common stock.

Delaware law may discourage, delay, or prevent a merger, acquisition, or other change in control that stockholders may consider favorable, including transactions in which they might otherwise receive a premium for their shares of our common stock. These provisions may also prevent or frustrate attempts by our stockholders to replace or remove our management. These provisions include: limitations on the removal of director; advance notice requirements for stockholder proposals and nominations; inability of stockholders to act by written consent or call special meetings; and the ability of our board of directors to make, alter or repeal our by-laws.

The existence of the foregoing provisions and anti-takeover measures could limit the price that investors might be willing to pay in the future for shares of our common stock. They could also deter potential acquirers of our company, thereby reducing the likelihood that stockholders could receive a premium for their common stock in an acquisition.

There are doubts about our ability to continue as a going concern.

The Company is a development stage enterprise and has not commenced planned principal operations. The Company incurred losses of $17,443 for the year ended December 31, 2017. In addition, the Company has an accumulated deficit of $11,602,284 as of December 31, 2017. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

There can be no assurance that sufficient funds required during the next year or thereafter will be generated from operations or that funds will be available from external sources, such as debt or equity financings or other potential sources. The lack of additional capital resulting from the inability to generate cash flow from operations, or to raise capital from external sources would force the Company to substantially curtail or cease operations and would, therefore, have a material adverse effect on its business. Furthermore, there can be no assurance that any such required funds, if available, will be available on attractive terms or that they will not have a significant dilutive effect on the Company’s existing stockholders.

The Company intends to overcome the circumstances that impact its ability to remain a going concern through a combination of the commencement of revenues, with interim cash flow deficiencies being addressed through additional equity and debt financing. The Company anticipates raising additional funds through public or private financing, strategic relationships or other arrangements in the near future to support its business operations; however, the Company may not have commitments from third parties for a sufficient amount of additional capital. The Company cannot be certain that any such financing will be available on acceptable terms, or at all, and its failure to raise capital when needed could limit its ability to continue its operations. The Company’s ability to obtain additional funding will determine its ability to continue as a going concern. Failure to secure additional financing in a timely manner and on favorable terms would have a material adverse effect on the Company’s financial performance, results of operations and stock price and require it to curtail or cease operations, sell off its assets, seek protection from its creditors through bankruptcy proceedings, or otherwise. Furthermore, additional equity financing may be dilutive to the holders of the Company’s common stock, and debt financing, if available, may involve restrictive covenants, and strategic relationships, if necessary to raise additional funds, and may require that the Company relinquish valuable rights. Please see Financial Statements – Note 1. Operations and Basis of Presentation – Going Concern for further information.

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Risks Relating to Our Financial Condition

Our financials are not independently audited, which could result in errors and/or omissions in our financial statements if proper standards are not applied.

Although the Company is confident with its accounting firm, we are not required to have our financials audited by a certified Public Company Accounting Oversight Board (“PCAOB”). As such, our accountants do not have a third party reviewing the accounting. Our accountants may also not be up to date with all publications and releases put out by the PCAOB regarding accounting standards and treatments. This could mean that our unaudited financials may not properly reflect up to date standards and treatments resulting misstated financials statements.

Our management has a limited experience operating a public company and are subject to the risks commonly encountered by early-stage companies.

Although management of Signature Devices, Inc. has experience in operating small companies, current management has not had to manage expansion while being a public company. Many investors may treat us as an early-stage company. In addition, management has not overseen a company with large growth. Because we have a limited operating history, our operating prospects should be considered in light of the risks and uncertainties frequently encountered by early-stage companies in rapidly evolving markets. These risks include:

•	risks that we may not have sufficient capital to achieve our growth strategy;

•	risks that we may not develop our product and service offerings in a manner that enables us to be profitable and meet our customers’ requirements;

•	risks that our growth strategy may not be successful; and

•	risks that fluctuations in our operating results will be significant relative to our revenues.

These risks are described in more detail below. Our future growth will depend substantially on our ability to address these and the other risks described in this section. If we do not successfully address these risks, our business could be significantly harmed.

We have limited operational history in an emerging industry, making it difficult to accurately predict and forecast business operations.

As we have limited operations in our business and have yet to generate revenue, it is extremely difficult to make accurate predictions and forecasts on our finances. This is compounded by the fact that we operate in the technology industy, which is rapidly transforming industries. There is no guarantee that our products or services will remain attractive to potential and current users as these industries undergo rapid change, or that potential customers will utilize our services.

As a growing company, we have yet to achieve a profit and may not achieve a profit in the near future, if at all.

We have not yet produced a net profit and may not in the near future, if at all. While we expect our revenue to grow, we have not achieved profitability and cannot be certain that we will be able to sustain our current growth rate or realize sufficient revenue to achieve profitability. Further, many of our competitors have a significantly larger user base and revenue stream but have yet to achieve profitability. Our ability to continue as a going concern may be dependent upon raising capital from financing transactions, increasing revenue throughout the year and keeping operating expenses below our revenue levels in order to achieve positive cash flows, none of which can be assured.

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We will require additional capital to support business growth, and this capital might not be available on acceptable terms, if at all.

We intend to continue to make investments to support our business growth and may require additional funds to respond to business challenges, including the need to update existing bitcoin mining hardware, improve our operating infrastructure or acquire complementary businesses and technologies. Accordingly, we will need to engage in continued equity or debt financings to secure additional funds. If we raise additional funds through future issuances of equity or convertible debt securities, our existing stockholders could suffer significant dilution, and any new equity securities we issue could have rights, preferences and privileges superior to those of our common stock. Any debt financing that we secure in the future could involve restrictive covenants relating to our capital raising activities and other financial and operational matters, which may make it more difficult for us to obtain additional capital and to pursue business opportunities, including potential acquisitions. We may not be able to obtain additional financing on terms favorable to us, if at all. If we are unable to obtain adequate financing or financing on terms satisfactory to us when we require it, our ability to continue to support our business growth and to respond to business challenges could be impaired, and our business may be harmed.

We may be unable to manage growth, which may impact our potential profitability.

Successful implementation of our business strategy requires us to manage our growth. Growth could place an increasing strain on our management and financial resources. To manage growth effectively, we will need to:

•	Establish definitive business strategies, goals and objectives;

•	Maintain a system of management controls; and

•	Attract and retain qualified personnel, as well as develop, train, and manage management-level and other employees.

If we fail to manage our growth effectively, our business, financial condition, or operating results could be materially harmed, and our stock price may decline.

We operate in a highly competitive environment, and if we are unable to compete with our competitors, our business, financial condition, results of operations, cash flows and prospects could be materially adversely affected.

We operate in a highly competitive environment. A highly competitive environment could materially adversely affect our business, financial condition, results of operations, cash flows and prospects.

Our lack of adequate D&O insurance may also make it difficult for us to retain and attract talented and skilled directors and officers.

In the future we may be subject to additional litigation, including potential class action and stockholder derivative actions. Risks associated with legal liability are difficult to assess and quantify, and their existence and magnitude can remain unknown for significant periods of time. To date, we have not obtained directors and officers liability (“D&O”) insurance. Without adequate D&O insurance, the amounts we would pay to indemnify our officers and directors should they be subject to legal action based on their service to the Company could have a material adverse effect on our financial condition, results of operations and liquidity. Furthermore, our lack of adequate D&O insurance may make it difficult for us to retain and attract talented and skilled directors and officers, which could adversely affect our business.

We expect to incur substantial expenses to meet our reporting obligations as a public company. In addition, failure to maintain adequate financial and management processes and controls could lead to errors in our financial reporting and could harm our ability to manage our expenses.

We estimate that it will cost approximately $50,000 annually to maintain the proper management and financial controls for our filings required as a public reporting company. In addition, if we do not maintain adequate financial and management personnel, processes and controls, we may not be able to accurately report our financial performance on a timely basis, which could cause a decline in our stock price and adversely affect our ability to raise capital.

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Risks Relating to our Common Stock and Offering

The Common Stock is thinly traded, so you may be unable to sell at or near ask prices or at all if you need to sell your shares to raise money or otherwise desire to liquidate your shares.

The Common Stock has historically been sporadically traded on the OTC Pink Sheets, meaning that the number of persons interested in purchasing our shares at, or near ask prices at any given time, may be relatively small or non-existent. This situation is attributable to a number of factors, including the fact that we are a small company which is relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-averse and would be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our shares until such time as we became more seasoned and viable. As a consequence, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer, which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. We cannot give you any assurance that a broader or more active public trading market for our common shares will develop or be sustained, or that current trading levels will be sustained.

The market price for the common stock is particularly volatile given our status as a relatively unknown company with a small and thinly traded public float, limited operating history, and lack of revenue, which could lead to wide fluctuations in our share price. The price at which you purchase our shares may not be indicative of the price that will prevail in the trading market. You may be unable to sell your common shares at or above your purchase price, which may result in substantial losses to you.

The market for our shares of common stock is characterized by significant price volatility when compared to seasoned issuers, and we expect that our share price will continue to be more volatile than a seasoned issuer for the indefinite future. The volatility in our share price is attributable to a number of factors. First, as noted above, our shares are sporadically traded. As a consequence of this lack of liquidity, the trading of relatively small quantities of shares may disproportionately influence the price of those shares in either direction. The price for our shares could, for example, decline precipitously in the event that a large number of our shares is sold on the market without commensurate demand, as compared to a seasoned issuer which could better absorb those sales without adverse impact on its share price. Secondly, we are a speculative investment due to, among other matters, our limited operating history and lack of revenue or profit to date, and the uncertainty of future market acceptance for our potential products. As a consequence of this enhanced risk, more risk-averse investors may, under the fear of losing all or most of their investment in the event of negative news or lack of progress, be more inclined to sell their shares on the market more quickly and at greater discounts than would be the case with the securities of a seasoned issuer. The following factors may add to the volatility in the price of our shares: actual or anticipated variations in our quarterly or annual operating results; acceptance of our inventory of games; government regulations, announcements of significant acquisitions, strategic partnerships or joint ventures; our capital commitments and additions or departures of our key personnel. Many of these factors are beyond our control and may decrease the market price of our shares regardless of our operating performance. We cannot make any predictions or projections as to what the prevailing market price for our shares will be at any time, including as to whether our shares will sustain their current market prices, or as to what effect the sale of shares or the availability of shares for sale at any time will have on the prevailing market price.

Shareholders should be aware that, according to SEC Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include (1) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (2) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (3) boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (4) excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and (5) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses. Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities. The possible occurrence of these patterns or practices could increase the volatility of our share price.

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The market price of our common stock may be volatile and adversely affected by several factors.

The market price of our common stock could fluctuate significantly in response to various factors and events, including, but not limited to:

•	our ability to integrate operations, technology, products and services;

•	our ability to execute our business plan;

•	operating results below expectations;

•	our issuance of additional securities, including debt or equity or a combination thereof;

•	announcements of technological innovations or new products by us or our competitors;

•	loss of any strategic relationship;

•	industry developments, including, without limitation, changes in competition or practices;

•	economic and other external factors;

•	period-to-period fluctuations in our financial results; and

•	whether an active trading market in our common stock develops and is maintained.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our common stock. Issuers using the Alternative Reporting standard for filing financial reports with OTC Markets are often subject to large volatility unrelated to the fundamentals of the company.

Natural disasters and geo-political events could adversely affect our business.

Natural disasters, including hurricanes, cyclones, typhoons, tropical storms, floods, earthquakes and tsunamis, weather conditions, including winter storms, droughts and tornadoes, whether as a result of climate change or otherwise, and geo-political events, including civil unrest or terrorist attacks, that affect us, or other service providers could adversely affect our business.

We do not expect to pay dividends in the future; any return on investment may be limited to the value of our common stock.

We do not currently anticipate paying cash dividends in the foreseeable future. The payment of dividends on our common stock will depend on earnings, financial condition and other business and economic factors affecting it at such time as the board of directors may consider relevant. Our current intention is to apply net earnings, if any, in the foreseeable future to increasing our capital base and development and marketing efforts. There can be no assurance that the Company will ever have sufficient earnings to declare and pay dividends to the holders of our common stock, and in any event, a decision to declare and pay dividends is at the sole discretion of our board of directors. If we do not pay dividends, our common stock may be less valuable because a return on your investment will only occur if its stock price appreciates.

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Our issuance of additional shares of Common Stock, or options or warrants to purchase those shares, would dilute your proportionate ownership and voting rights.

We are entitled under our articles of incorporation to issue up to 7,000,000,000 shares of common stock. We have issued and outstanding, as of the February 8, 2018, 3,053,024,472 shares of common stock. In addition, we are entitled under our Articles of Incorporation to issue “blank check” preferred stock. Our board may generally issue shares of common stock, preferred stock, options, or warrants to purchase those shares, without further approval by our shareholders based upon such factors as our board of directors may deem relevant at that time. It is likely that we will be required to issue a large amount of additional securities to raise capital to further our development. It is also likely that we will issue a large amount of additional securities to directors, officers, employees and consultants as compensatory grants in connection with their services, both in the form of stand-alone grants or under our stock plans. We cannot give you any assurance that we will not issue additional shares of common stock, or options or warrants to purchase those shares, under circumstances we may deem appropriate at the time.

The elimination of monetary liability against our directors, officers and employees under our Articles of Incorporation and the existence of indemnification rights to our directors, officers and employees may result in substantial expenditures by our company and may discourage lawsuits against our directors, officers and employees.

Our Articles of Incorporation contains provisions that eliminate the liability of our directors for monetary damages to our company and shareholders. Our bylaws also require us to indemnify our officers and directors. We may also have contractual indemnification obligations under our agreements with our directors, officers and employees. The foregoing indemnification obligations could result in our company incurring substantial expenditures to cover the cost of settlement or damage awards against directors, officers and employees that we may be unable to recoup. These provisions and resulting costs may also discourage our company from bringing a lawsuit against directors, officers and employees for breaches of their fiduciary duties, and may similarly discourage the filing of derivative litigation by our shareholders against our directors, officers and employees even though such actions, if successful, might otherwise benefit our company and shareholders.

We may become involved in securities class action litigation that could divert management’s attention and harm our business.

The stock market in general, and the shares of early stage companies in particular, have experienced extreme price and volume fluctuations. These fluctuations have often been unrelated or disproportionate to the operating performance of the companies involved. If these fluctuations occur in the future, the market price of our shares could fall regardless of our operating performance. In the past, following periods of volatility in the market price of a particular company’s securities, securities class action litigation has often been brought against that company. If the market price or volume of our shares suffers extreme fluctuations, then we may become involved in this type of litigation, which would be expensive and divert management’s attention and resources from managing our business.

As a public company, we may also from time to time make forward-looking statements about future operating results and provide some financial guidance to the public markets. Our management has limited experience as a management team in a public company and as a result, projections may not be made timely or set at expected performance levels and could materially affect the price of our shares. Any failure to meet published forward-looking statements that adversely affect the stock price could result in losses to investors, stockholder lawsuits or other litigation, sanctions or restrictions issued by the SEC.

Our common stock is currently deemed a “penny stock,” which makes it more difficult for our investors to sell their shares.

The SEC has adopted Rule 15g-9 which establishes the definition of a “penny stock,” for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require that a broker or dealer approve a person’s account for transactions in penny stocks, and the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

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In order to approve a person’s account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience objectives of the person and make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, in highlight form sets forth the basis on which the broker or dealer made the suitability determination, and that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common stock if and when such shares are eligible for sale and may cause a decline in the market value of its stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading, and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities, and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stock.

As an issuer of a “penny stock,” the protection provided by the federal securities laws relating to forward-looking statements does not apply to us.

Although federal securities laws provide a safe harbor for forward-looking statements made by a public company that files reports under the federal securities laws, this safe harbor is not available to issuers of penny stocks. As a result, we will not have the benefit of this safe harbor protection in the event of any legal action based upon a claim that the material provided by us contained a material misstatement of fact or was misleading in any material respect because of our failure to include any statements necessary to make the statements not misleading. Such an action could hurt our financial condition.

As an issuer not required to make reports to the Securities and Exchange Commission under Section 13 or 15(d) of the Securities Exchange Act of 1934, holders of restricted shares may not be able to sell shares into the open market as Rule 144 exemptions may not apply.

Under Rule 144 of the Securities Act of 1933, holders of restricted shares may avail themselves of certain exemptions from registration if the holder and the issuer meet certain requirements. As a company that is not required to file reports under Section 13 or 15(d) of the Securities Exchange Act, referred to as a non-reporting company, we may not, in the future, meet the requirements for an issuer under 144 that would allow a holder to qualify for Rule 144 exemptions. In such an event, holders of restricted stock would have to utilize another exemption from registration or rely on a registration statement to be filed by the Company registering the restricted stock. Although the Company currently plans to file either a Form 10 or S-1 with the Commission upon the conclusion of the Regulation A offering, there can be no guarantee that the Company will be able to fulfill one of these registration statements, which could have an adverse effect on our shareholders.

Securities analysts may elect not to report on our common stock or may issue negative reports that adversely affect the stock price.

At this time, no securities analysts provide research coverage of our common stock, and securities analysts may not elect to provide such coverage in the future. It may remain difficult for our company, with its small market capitalization, to attract independent financial analysts that will cover our common stock. If securities analysts do not cover our common stock, the lack of research coverage may adversely affect the stock’s actual and potential market price. The trading market for our common stock may be affected in part by the research and reports that industry or financial analysts publish about our business. If one or more analysts elect to cover our company and then downgrade the stock, the stock price would likely decline rapidly. If one or more of these analysts cease coverage of our company, we could lose visibility in the market, which, in turn, could cause our stock price to decline. This could have a negative effect on the market price of our common stock.

A reverse stock split may decrease the liquidity of the shares of our common stock.

The liquidity of the shares of our common stock may be adversely affected by a reverse stock split given the reduced number of shares that will be outstanding following a reverse stock split, especially if the market price of our common stock does not increase as a result of the reverse stock split.

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We are classified as an “emerging growth company” as well as a “smaller reporting company” and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies and smaller reporting companies will make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

Section 107 of the JOBS Act provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have irrevocably opted out of the extended transition period for complying with new or revised accounting standards pursuant to Section 107(b) of the JOBS Act.

We could remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, and (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three-year period.

Notwithstanding the above, we are also currently a “smaller reporting company.” Specifically, similar to “emerging growth companies,” “smaller reporting companies” are able to provide simplified executive compensation disclosures in their filings; are exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that independent registered public accounting firms provide an attestation report on the effectiveness of internal control over financial reporting; and have certain other decreased disclosure obligations in their SEC filings. Decreased disclosures in our SEC filings due to our status as an “emerging growth company” or “smaller reporting company” may make it harder for investors to analyze our results of operations and financial prospects.

Because directors and officers currently and for the foreseeable future will continue to control Signature Devices, Inc., it is not likely that you will be able to elect directors or have any say in the policies of Signature Devices, Inc.

Our shareholders are not entitled to cumulative voting rights. Consequently, the election of directors and all other matters requiring shareholder approval will be decided by majority vote. The directors, officers and affiliates of Signature Devices, Inc. beneficially own a majority of our outstanding common stock voting rights. Due to such significant ownership position held by our insiders, new investors may not be able to affect a change in our business or management, and therefore, shareholders would have no recourse as a result of decisions made by management.

In addition, sales of significant amounts of shares held by our directors, officers or affiliates, or the prospect of these sales, could adversely affect the market price of our common stock. Management’s stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

Statements Regarding Forward-looking Statements

______

This Disclosure Statement contains various “forward-looking statements.” You can identify forward-looking statements by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “would,” “could,” “should,” “seeks,” “approximately,” “intends,” “plans,” “projects,” “estimates” or “anticipates” or the negative of these words and phrases or similar words or phrases. You can also identify forward-looking statements by discussions of strategy, plans or intentions. These statements may be impacted by a number of risks and uncertainties.

The forward-looking statements are based on our beliefs, assumptions and expectations of our future performance taking into account all information currently available to us. These beliefs, assumptions and expectations are subject to risks and uncertainties and can change as a result of many possible events or factors, not all of which are known to us. If a change occurs, our business, financial condition, liquidity and results of operations may vary materially from those expressed in our forward-looking statements. You should carefully consider these risks before you make an investment decision with respect to our Securities. For a further discussion of these and other factors that could impact our future results, performance or transactions, see the section entitled “Risk Factors.”

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USE OF PROCEEDS

If we sell all of the shares being offered, our net proceeds (after our estimated offering expenses of $350,000) will be $4,650,000. We will use these net proceeds for the following.

Percentage of Offering Sold	Offering Proceeds	Approximate Offering Expenses	Total Net Offering Proceeds	Principal Uses of Net Proceeds
				Inventory $406,875
				Marketing and sales 232,500
				Administration $174,375
				Working capital $348,750
25.00%	$1,250,000	$87,500	$1,162,500	$1,162,500

If 50% of the Shares offered are sold:

Percentage of Offering Sold	Offering Proceeds	Approximate Offering Expenses	Total Net Offering Proceeds	Principal Uses of Net Proceeds
				Inventory $813,750
				Marketing and sales $465,000
				Administration $348,750
				Working capital $697,500
50.00%	$2,500,000	$175,000	$2,325,000	$2,325,000

If 75% of the Shared offered are sold:

Percentage of Offering Sold	Offering Proceeds	Approximate Offering Expenses	Total Net Offering Proceeds	Principal Uses of Net Proceeds
				Inventory $1,220,625
				Marketing and sales $697,500
				Administration $523,125
				Working capital $1,046,250
75.00%	$3,750,000	$262,500	$3,487,500	$3,487,500

If 100% of the Shares offered are sold:

Percentage of Offering Sold	Offering Proceeds	Approximate Offering Expenses	Total Net Offering Proceeds	Principal Uses of Net Proceeds
				Inventory $1,627,500
				Marketing and Sales $930,000
				Administration $697,500
				Working capital $1,395,000
100.00%	$5,000,000	$350,000	$4,650,000	$4,650,000

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The precise amounts that we will devote to each of the foregoing items, and the timing of expenditures, will vary depending on numerous factors.

As indicated in the table above, if we sell only 75%, or 50%, or 25% of the shares offered for sale in this offering, we would expect to use the resulting net proceeds for the same purposes as we would use the net proceeds from a sale of 100% of the shares, and in approximately the same proportions, until such time as such use of proceeds would leave us without working capital reserve. At that point we would expect to modify our use of proceeds by limiting our expansion, leaving us with the working capital reserve indicated.

The expected use of net proceeds from this offering represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve and change. The amounts and timing of our actual expenditures, specifically with respect to working capital, may vary significantly depending on numerous factors. The precise amounts that we will devote to each of the foregoing items, and the timing of expenditures, will vary depending on numerous factors. As a result, our management will retain broad discretion over the allocation of the net proceeds from this offering.

In the event we do not sell all of the shares being offered, we may seek additional financing from other sources in order to support the intended use of proceeds indicated above. If we secure additional equity funding, investors in this offering would be diluted. In all events, there can be no assurance that additional financing would be available to us when wanted or needed and, if available, on terms acceptable to us.

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DILUTION

______

If you purchase shares in this offering, your ownership interest in our Common Stock will be diluted immediately, to the extent of the difference between the price to the public charged for each share in this offering and the net tangible book value per share of our Common Stock after this offering.

Our historical net tangible book value as of December 31, 2017 was $607,034 or $(0.0002) per then-outstanding share of our Common Stock. Historical net tangible book value per share equals the amount of our total tangible assets less total liabilities, divided by the total number of shares of our Common Stock outstanding, all as of the date specified.

The following table illustrates the per share dilution to new investors discussed above, assuming the sale of, respectively, 100%, 75%, 50% and 25% of the shares offered for sale in this offering (after deducting estimated offering expenses of $350,000, $262,500, $175,000 and $87,500, respectively):

Percentage of shares offered that are sold	100%	75%	50%	25%

Price to the public charged for each share in this offering	$0.001	$0.001	$0.001	$0.00
Historical net tangible book value per share as of December 31, 2017 (1)	$0.0002	$0.0002	$0.0002	$0.0002
Increase in net tangible book value per share attributable to new investors in this offering (2)	$0.0005	0.0004	$0.0003	$0.0002
Net tangible book value per share, after this offering	$0.0007	$0.0006	$0.0005	$0.0004
Dilution per share to new investors	$0.0003	$0.0004	$0.0005	$0.0006

(1)	Based on net tangible book value as of December 31, 2017 of $663,995 and 3,053,024,472 outstanding shares of Common stock

(2)	After deducting estimated offering expenses of $350,000, $262,5000, $175,000 and $87,500, respectively.

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DISTRIBUTION

This Offering Circular is part of an Offering Statement that we filed with the SEC, using a continuous offering process. Periodically, as we have material developments, we will provide an Offering Circular supplement that may add, update or change information contained in this Offering Circular. Any statement that we make in this Offering Circular will be modified or superseded by any inconsistent statement made by us in a subsequent Offering Circular supplement. The Offering Statement we filed with the SEC includes exhibits that provide more detailed descriptions of the matters discussed in this Offering Circular. You should read this Offering Circular and the related exhibits filed with the SEC and any Offering Circular supplement, together with additional information contained in our annual reports, semi-annual reports and other reports and information statements that we will file periodically with the SEC. See the section entitled “Additional Information” below for more details.

Pricing of the Offering

Prior to the Offering, there has been a limited public market for the Offered Shares. The initial public offering price was determined by negotiation between us and the Underwriter. The principal factors considered in determining the initial public offering price include:

•	the information set forth in this Offering Circular and otherwise available;
•	our history and prospects and the history of and prospects for the industry in which we compete;
•	our past and present financial performance;
•	our prospects for future earnings and the present state of our development;
•	the general condition of the securities markets at the time of this Offering;
•	the recent market prices of, and demand for, publicly traded common stock of generally comparable companies; and
•	other factors deemed relevant by us.

Investment Limitations

Generally, no sale may be made to you in this Offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth (please see below on how to calculate your net worth). Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

Because this is a Tier 1, Regulation A Offering, most investors must comply with the 10% limitation on investment in the Offering. The only investor in this Offering exempt from this limitation is an "accredited investor" as defined under Rule 501 of Regulation D under the Securities Act (an “Accredited Investor”). If you meet one of the following tests you should qualify as an Accredited Investor:

(i)	You are a natural person who has had individual income in excess of $200,000 in each of the two most recent years, or joint income with your spouse in excess of $300,000 in each of these years, and have a reasonable expectation of reaching the same income level in the current year;

(ii)	You are a natural person and your individual net worth, or joint net worth with your spouse, exceeds $1,000,000 at the time you purchase Offered Shares (please see below on how to calculate your net worth);

(iii)	You are an executive officer or general partner of the issuer or a manager or executive officer of the general partner of the issuer;

(iv)	You are an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, or the Code, a corporation, a Massachusetts or similar business trust or a partnership, not formed for the specific purpose of acquiring the Offered Shares, with total assets in excess of $5,000,000;

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(v)	You are a bank or a savings and loan association or other institution as defined in the Securities Act, a broker or dealer registered pursuant to Section 15 of the Exchange Act, an insurance company as defined by the Securities Act, an investment company registered under the Investment Company Act of 1940 (the "Investment Company Act"), or a business development company as defined in that act, any Small Business Investment Company licensed by the Small Business Investment Act of 1958 or a private business development company as defined in the Investment Advisers Act of 1940;

(vi)	You are an entity (including an Individual Retirement Account trust) in which each equity owner is an accredited investor;

(vii)	You are a trust with total assets in excess of $5,000,000, your purchase of Offered Shares is directed by a person who either alone or with his purchaser representative(s) (as defined in Regulation D promulgated under the Securities Act) has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment, and you were not formed for the specific purpose of investing in the Offered Shares; or

(viii)	You are a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has assets in excess of $5,000,000.

Offering Period and Expiration Date

This Offering will start on or after the Qualification Date and will terminate if the Minimum Offering is not reached or, if it is reached, on the Termination Date.

Procedures for Subscribing

When you decide to subscribe for Offered Shares in this Offering, you should:

Go to www.minivest.com, click on the "Invest Now" button and follow the procedures as described.

1	Electronically receive, review, execute and deliver to us a subscription agreement; and

2	Deliver funds directly by wire or electronic funds transfer via ACH to the specified account maintained by us.

Any potential investor will have ample time to review the subscription agreement, along with their counsel, prior to making any final investment decision. We shall only deliver such subscription agreement upon request after a potential investor has had ample opportunity to review this Offering Circular.

Right to Reject Subscriptions. After we receive your complete, executed subscription agreement and the funds required under the subscription agreement have been transferred to the escrow account, we have the right to review and accept or reject your subscription in whole or in part, for any reason or for no reason. We will return all monies from rejected subscriptions immediately to you, without interest or deduction.

Acceptance of Subscriptions. Upon our acceptance of a subscription agreement, we will countersign the subscription agreement and issue the shares subscribed at closing. Once you submit the subscription agreement and it is accepted, you may not revoke or change your subscription or request your subscription funds. All accepted subscription agreements are irrevocable.

Under Rule 251 of Regulation A, non-accredited, non-natural investors are subject to the investment limitation and may only invest funds which do not exceed 10% of the greater of the purchaser's revenue or net assets (as of the purchaser's most recent fiscal year end). A non-accredited, natural person may only invest funds which do not exceed 10% of the greater of the purchaser's annual income or net worth (please see below on how to calculate your net worth).

NOTE: For the purposes of calculating your net worth, it is defined as the difference between total assets and total liabilities. This calculation must exclude the value of your primary residence and may exclude any indebtedness secured by your primary residence (up to an amount equal to the value of your primary residence). In the case of fiduciary accounts, net worth and/or income suitability requirements may be satisfied by the beneficiary of the account or by the fiduciary, if the fiduciary directly or indirectly provides funds for the purchase of the Offered Shares.

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In order to purchase offered Shares and prior to the acceptance of any funds from an investor, an investor will be required to represent, to the Company's satisfaction, that he is either an accredited investor or is in compliance with the 10% of net worth or annual income limitation on investment in this Offering.

No Escrow

The proceeds of this offering will not be placed into an escrow account. We will offer our Common Stock on a best efforts basis primarily through an online platform. As there is no minimum offering, upon the approval of any subscription to this Offering Circular, the Company shall immediately deposit said proceeds into the bank account of the Company and may dispose of the proceeds in accordance with the Use of Proceeds.

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MANAGEMENT'S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

______

You should read the following discussion and analysis of our financial condition and results of our operations together with our consolidated financial statements and the notes thereto appearing elsewhere in this Offering Circular. This discussion contains forward-looking statements reflecting our current expectations, whose actual outcomes involve risks and uncertainties. Actual results and the timing of events may differ materially from those stated in or implied by these forward-looking statements due to a number of factors, including those discussed in the sections entitled “Risk Factors”, “Cautionary Statement regarding Forward-Looking Statements” and elsewhere in this Offering Circular. Please see the notes to our Financial Statements for information about our Critical Accounting Policies and Recently Issued Accounting Pronouncements.

Management’s Discussion and Analysis

The Company has had limited revenues from operations in each of the last two fiscal years, and in the current fiscal year.

This increase in revenue was primarily due to the acquisition of the Morpheus Product line from AVWorld. The product line had existing sales and an existing client base.

The recent sale of Graffiti will not have any impact on the bottom line for the near future. Graffiti has not had any sales since 2008 and the brand itself doesn’t compliment or enhance the current offering of any of SDVI products. The transaction is beneficial to SDVI in that it gives the company an avenue for a future partnership to sell it’s Knoton product line and platform.

Plan of Operation for the Next Twelve Months

The Company believes that the proceeds of this Offering will satisfy its cash requirements for the next twelve months. To complete the Company's entire acquisition plan, it may have to raise additional funds in the next twelve months.

The Company does not expect to make significant changes in the number of employees at the corporate level.

Innovo Technology will invest in R&D, grow the current manufacturing relationships to produce its products, and focus on marketing and selling activities. The company plans on growing USA based operations while increasing its overseas programming joint ventures. The company is planning on reaching $9 million in annual revenue by 2020.

Our plan to grow production will be to reserve dedicate manufacturing time with our contracted factories so that we can have regularly scheduled production. We also plan on ordering larger quantity runs so that we can take advantage of greater economies of scale.

We also plan on expanding our manufacturing, assembly and quality control operation in the US including hiring and training technical staff as well expand our facility and equip it with better testing and assembly equipment.

Our sales plan includes an expanded presence in industry and consumer trade shows including CEDIA, ISE and CES. We also plan on creating a dedicated sales force to target large distributors and buying clubs.

We will also focus a great deal on direct sales through online presence through our web portal and leading commerce sites such as Amazon.

Our marketing effort will focus on attending trade shows and a big push with social media marketing efforts including In-App advertising, AdWords campaigns, Facebook ads, and general print advertising in professional magazines and publications.

Cost of revenue. The Company expects that the cost of revenue will consist primarily of expenses associated with the delivery and distribution of our services and products. These include expenses related to purchasing equipment, colocation, marketing, providing products and services and salaries and benefits for employees on our operations teams.

Research and development. The Company will engage in substantial research and development expenses. These will consist primarily of salaries, and benefits for employees who are responsible for building new products as well as improving existing products. We will expense all of our research and development costs as they are incurred.

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Marketing and sales. The Company will make substantial marketing and sales expenses which will consist primarily of salaries, and benefits for our employees engaged in sales, sales support, marketing, business development, operations, and customer service functions. Our marketing and sales expenses also include marketing and promotional expenditures.

General and administrative. The majority of our general and administrative expenses will consist of salaries, benefits, and share-based compensation for certain of our executives as well as our legal, finance, human resources, corporate communications and policy employees, and other administrative employees. In addition, general and administrative expenses include professional and legal services. The Company expects to incur substantial expenses in marketing the current Offering, in closing its acquisitions, and in promoting and managing these acquisitions.

Off-Balance Sheet Arrangements

The Company has no off-balance sheet arrangements.

Quantitative and Qualitative Disclosures about Market Risk

In the ordinary course of our business, we are not exposed to market risk of the sort that may arise from changes in interest rates or foreign currency exchange rates, or that may otherwise arise from transactions in derivatives.

The preparation of financial statements in conformity with GAAP requires our management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the consolidated financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. The Company's significant estimates and assumptions include the fair value of the Company's common stock, stock-based compensation, the recoverability and useful lives of long-lived assets, and the valuation allowance relating to the Company's deferred tax assets.

Contingencies

Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company, but which will only be resolved when one or more future events occur or fail to occur. The Company's management, in consultation with its legal counsel as appropriate, assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company, in consultation with legal counsel, evaluates the perceived merits of any legal proceedings or unasserted claims, as well as the perceived merits of the amount of relief sought or expected to be sought therein. If the assessment of a contingency indicates it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company's financial statements. If the assessment indicates a potentially material loss contingency is not probable, but is reasonably possible, or is probable, but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss, if determinable and material, would be disclosed. Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed.

As a Regulation A, Tier 1 offering, we have no continuing reporting requirements.

As a Tier 1 issuer under Regulation A, we will be subject to neither the reporting requirements of the Securities Exchange Act of 1934 nor the reduced reporting requirements of Rule 257 of Regulation A.

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Business

____

Signature Devices, Inc. (www.signaturedevices.com) (OTC PINK: SDVI) is a holding company with subsidiaries that develop Internet of Things (IOT) products through its subsidiary Innovo Technologies, Inc.

Our subsidiary, Innovo Technology, combines the best of the technologies underpinning the popular Morpheus media server, Tazerwear's AI Software, Truck IT's beacon platform with Knoton's hardware, infrastructure and software. The result is a company that blends custom software and powerful hardware IoT-interconnected devices. Learn more by visiting: http://innovotech.io/about/ Innovo Technology is a leading software and hardware development company focusing on the Internet of Things (IoT). Four companies were acquired by Signature Devices, Inc. to form a new entity called Innovo Technology. Innovo Technology develops and manufactures devices for digital home media management under its Morpheus brand, location beacon and notifications under TruckIt, and IoT hardware under its Knoton brands. The acquired entities are used to create a connected platform for the Internet of Things. The closing date for the transaction was February 1, 2017. Two of the four companies have revenue.

Innovo Technology blends custom software and powerful hardware to create IoT-interconnected devices. Innovo Technology combines the best of the technologies underpinning the popular Morpheus media server; Knoton’s innovative hardware designs suitable for internet of things, home automation and GPS enabled devices; TruckIt’s beacon platform with Artificial Intelligence based video analysis software.

The Innovo Technology Platform is composed of Hardware and Software. The Hardware is designed to be extremely high quality. Some of the hardware is proprietary to Innovo Technology. The software is developed in-house and licensed from third party and then integrated into a single platform. The in-house developed hardware and software is also a candidate for potential patents.

Current Products

Morpheus

Morpheus Media Servers and Players give consumers a high-end media repository that integrates nicely with products like the Apple TV and Roku as well Morpheus’s own dedicated ExHBR® players. Morpheus offers multiple solutions which are currently sold to distributors and installers. Innovo Technology is focusing on producing a direct to consumer version of the product, which is already in beta. The Morpheus servers have been proven in the marketplace and sold to customers in Asia, Europe, South America, North America and the Middle East. The company has generated over $300k in product sales with minimal fanfare. The global market for home media servers is projected to reach $200 billion.

Morpheus as a platform supports ExHBR (Extreme High Bit Rate) streaming for the high-quality streaming and Ultra High Definition (4K) content. Morpheus’s new products already support 4k, the new standard in media resolution.

Morpheus competitive advantages

•	Designed for consumers with easy install and setup wizards
•	It’s compact in size and relies local storage
•	It’s based on Extreme High Bit Rate Technology (ExHBR) - High Quality / High performance / High reliability
•	Standalone or integrate into existing home automation and security systems
•	The client & server architectures are optimized & specifically configured for High Definition Audio & Video delivery

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Knoton

Knoton is the division responsible for blockchain based IOT devices with supporting software to be used for many IOT based products. The portable device can be used for tracking one’s health, a pet’s location, a child tracker, smart home automation and other IOT services. The modular platform enables hardware developers to develop their own products using a library of sensor covering health, lifestyle and security. The IoT devices market was valued at $157 billion in 2016 and is projected to be at $475 Billion by 2020. The Knoton product line uses AI based software for smart object recognition and applies those algorithms to sensors and beacons to create events and notifications.

Knoton competitive advantages

The Knoton specifications have been designed to be scalable in architecture. The devices will have several scalable tiers that share the same exact printed circuit board, enclosure, and industrial design. This will save Innovo Technology significant costs in manufacturing. The Knoton adoption is predicted to be very high; the use- cases are many but here are the ones we are pushing for currently:

•	Infant monitoring and prevention of flip induced sudden death syndrome. The Knoton can be used at home to monitor infants. The infant images are analyzed locally (on the Knoton platform) to produce the fastest reaction time to the infant flipping on their face and prevent flip induced sudden death syndrome. The Knoton is designed to save lives.

•	Home automation (with the use of the included Wi-Fi connectivity). The Knoton can be used in a home/office Wi-Fi network to act as realistic switches to perform automated tasks such as lighting control, scenario automation, shades control … etc. The Knoton is a device for easy living.

•	Silent alarm applications. The Knoton’s extreme connectivity flexibility enables enterprises, banks, retail places, homes, and any place where a silent alarm is needed to have a silent alarm virtually anywhere needed; inside a drawer, under a desk, inside a walk-in fridge… etc. The Knoton is an always-on alert device.

•	Military application as a solder wearable device for automatic identification of known and registered terrorists and criminals. The Knoton can identify terrorists in a battlefield making soldiers even safer from silent attackers. The military grade Knoton is an extremely powerful asset a solder can have; being able to identify a terrorist between groups of people is tactically crucial for the survival of the soldier. The Knoton is the shield in the battlefield.

•	Easy setup via Bluetooth. The Knoton has a truly unique method of setting up. Nevertheless, it is easy and intuitive. Using Bluetooth, the user can graphically (easy) setup their Knoton to be in the mode they require. The software takes the user input and translates it into a detailed setup internally customized for the Knoton. The Knoton speaks visual languages.

•	All day (24 hour) operation via a rechargeable battery through a USB type C connector. The Knoton is truly mobile.

•

The Knoton is also one of the first IoT devices to be a blockchain device that can verify and securely validate any transaction as well as be future proof to implement a truly decentralized connectivity ecosystem. This device will be a first in the IoT ecosystem.

TruckIt Application

TruckIt is a beacon platform provider for the food truck industry based on Knoton Technology. The beacon technology simplifies the communication process between the food truck operator and its consumer with the simple touch of the button by creating geo-fenced push notifications via sms, phone calls, email or social media. With 100 beacons in the market currently, we believe TruckIt is poised to be the clear leader in 12 to 18 months after its launch. The Food truck industry is expected to generate $2 billion dollars in revenue in 2017 powered by 10000+ trucks.

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TruckIt competitive advantages

The TruckIt mobile app along with the Knoton are a first to market and ideal marketing toolset for food trucks, retail stores and restaurants to market in real time via SMS, social, voice and app notifications to their customers.

Technologies/Special Know-how

Markets

Morpheus

Home Audio Video Markets

With technology ever evolving, more homes are becoming connected. The major competitors in the industry are Crestron, Control4, AMX, Savant and Elan. At the core of these home automation platforms is media, however none of these companies provide Media Servers. They only provide the means to control it. Morpheus not only provides the content delivery system but is currently natively compatible with all these companies, something that is of extreme value in this market space.

There are currently 17 million smart homes in the USA and Europe with roughly 20% whole-home automation (whole-home automation requires Audio/Video systems). The number of smart homes is expected to reach 68 million by 2019 (40 million in the US alone, that’s 30% of US households) with more and more homes becoming whole-home automation.

Morpheus’ goal is to become a central part of that audio/video distribution. With pricing below $1,000, compared with the $15,000 solutions other companies are offering, I do believe this is achievable.

Car Market

With the self-driving car becoming a reality, car entertainment will take center stage. Morpheus is designed to take advantage of that market. Our current line will manually sync media to a mini car server that can be used to stream content to local devices including handhelds. Future plans are to make the sync process seamless and automatic.

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Boat Market

The boat market it’s a very lucrative niche market. Currently there are over 100,000 yachts that are over 40 feet with an annual growth between 10-15%. Morpheus is installed on a few high-profile yachts in the world such as the Dubai Royal family yachts. There are opportunities to partner with boat manufacturers in this space to provide already solution.

Knoton IoT

The global IoT market will grow from $157 billion in 2016 to $457 billion by 2020, attaining a Compound Annual Growth Rate (CAGR) of 28.5%. the Knoton is designed to be a malleable IoT device that can be easily adopted to many use cases.

Knoton Blockchain Transactions

Innovo Technology also plans to integrate a secure transaction system into all of its products and platform by the end of the 2018. Such blockchain transactions are fast becoming a standard in the IoT markets allowing such devices to be used for secure transmission of data and validation.

Knoton Revenue Projections

Innovo Technology is aiming for $5 million in annual revenue from the Knoton by 2020 provided a successful mass launch.

TruckIt

Food and Restaurant Marketing

Ten thousand food trucks and growing and reported around $2 billion in revenue in 2017. The food truck industry relies on social marketing and mass notifications to market its services. Innovo Technology through its Knoton hardware and TruckIt software is very well positioned to become a value partner to food trucks.

Distribution Channels

Innovo Technology is currently distributed primarily through the existing dealer channel of installers and distributors. Additionally, there are opportunities to place the product directly with project owners and developers, and through home interior design decorators as well as directly to the end users (retail, online, direct sales).

Other channels include Mobile Retailers and Service providers.

Competition

Morpheus’s competitors are Kaleidescape, Imerge, and VidaBox. These are U.S.-based companies with established product offerings. However, they operate at different price points with Kaleidescape and Imerge on the higher end of the price range (as high as $25,000) and VidaBox in the same target tier for Morpheus ($1,000SRP). Highlights of the main differentiating factors are illustrated below:

	Storage	Blu-Ray Rip	HD Rip/ Vie	Multi- Region	Platform	Music Streaming	Internet Radio	Price
Morpheus Pro	8TB	Yes	Yes	Yes	Linux	5 ports	5 zones	$3000 (+$299/Client)
Morpheus Consumer	NAS	Externa	Yes	Yes	Linux	1 port	1 zone	$999 (+299 /client)
VidaBox	4TB	Yes	No	Yes	Win	0	0	$11,500 (+$700/Client)
Kaleidescape	4TB	No	No	No	Linux	0	0	$17,000 (+$2,500/Client)
Fusion Research	4TB	Yes	Yes	Yes	Linux	0	0	$5,000 (+1200/Client)
ADMS Crestron	4TB	No	No	No	Win	0	0	$9,000
Imerge	3TB	Yes	Yes	No	Win	0	0	$11,000 (+ $3500/Client)

Knoton – The IOT market currently doesn’t have a device similar to the Knoton, nor do devices like the Apple watch have specialized apps to equal the functionality of the Knoton. The projected price per device will be in the range of $149-$199.

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TruckIt – The only marketing programs available for the Food Truck industry are the traditional print. The pricing model will be subscription-based in the range of $20 a month

Cryptocurrencies

SDVI future devices will be able to support blockchain based transactions. The implementation is agnostic and can be deployed by any applications requiring secure transactions. Such transactions are not only used in cryptocurrency. There are many applications for the blockchain model. Blockchain enables nodes on the network to communicate directly with each other without the need for a local, remote, or cloud based and centralized data unit; instead, it allows for the transaction data record to be a contained “block” of data that can reside on the node and passed along to other nodes where it can be time stamped. This model can benefit IoT devices be freed from centralization with obvious tweaks in order to ensure a more vast and flexible protocol. Blockchain is necessary for IoT security as proven by its use in cryptocurrency: It provides assurances that data is legitimate. We are currently designing our newest IoT device to be a secure device that can support blockchain transactions.

Signature Devices does not hold these tokens as of yet. Signature Devices is receiving the tokens as payment for helping develop the token technology on our IOT platform. SDVI will not have any role in offering the tokens to foreign investors/foreign companies, but will be utilizing the tokens inside of IOT devices to pay for A.I. Processing. No securities exemption is required as Signature Devices, Inc, will not be offering the tokens, they will be offered by another company. Hence these tokens are strictly utility tokens to pay for processing power of our devices.

Current Operation

Innovo Technology is currently selling through distributors in several countries. In the last 3 years Innovo Technology has built a solid name synonymous with high quality software and hardware. The current product lines in production is Morpheus, which is geared towards the professional installers and professional home automation integrators.

Planned Operations and Growth

Innovo Technology will invest heavily in R&D, grow the current manufacturing relationships to produce its products, and focus on marketing and selling activities. The company plans on growing USA based operations while increasing its overseas programming joint ventures.

Seasonality

We do not expect any seasonality in our business.

Litigation

The Company has no current, pending or threatened legal proceedings or administrative actions either by or against the Company issuer that could have a material effect on the issuer's business, financial condition, or operations and any current, past or pending trading suspensions

Facilities

As of the date of this report, our main facility is at 30 N. Gould Street, Suite 5187, Sheridan, WY, 82801 and we have another facility for Innovo Technology, at 26060 Acero Suite 207, Mission Viejo, CA 92691.

Subsidiaries

As of the date of this report, the Company had one operating subsidiary, Innovo Technology, Inc.

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Recent Event

We have recently completed the sale of our subsidiary, Graffiti Entertainment, to Azure Holding Group Inc. This allows us to partner with Azure to use SDVI hardware devices in Azure’s cryptocurrency transactions. Such transactions can be used in a broad spectrum of applications including, IoT devices, Video Games, Advertising and more. While SDVI will not be processing or issuing any crypto currency, SDVI’s devices such as the Knoton can be used as customer hardware based wallet systems.

Signature Devices will hold 21% of voting rights as well as free trading shares in Azure Holding Group Inc. The Graffiti assets will enable Azure Holding Group Inc. to integrate a lucrative gaming business and advertising, leveraging Artificial Intelligence to monetize on blockchain-based secure transaction.

As part of the deal, Graffiti Shareholders will also receive free trading shares in exchange for their current shares. The two companies will work together to complete the share swap in the next 60-90 days.

In the completed deal, each Graffiti shareholder will receive shares in Azure Holding Group Inc., a publicly traded company. The purchase agreement calls for an exchange of one Azure Holding Group Corp share for one Graffiti Entertainment share (the "Purchase Price"). Signature Devices will receive shares of Azure Holding Group through its current holdings of Graffiti Shares.

Based in Irvine, California, Innovo Technology combines the best of the technologies underpinning the popular Morpheus media server, Tazerwear's AI Software, Truck IT's beacon platform with Knoton's hardware, infrastructure and software. The result is a company that blends custom software and powerful hardware IoT-interconnected devices.

Employees

As of December 31, 2017, we employed three employees, Charles Townsend who serves as our Chairman of the Board, Acting Secretary, and Acting Treasurer, Inas Azzam who serves as President and Chief Executive Officer, and Ghassan Al-Khatib, Director of Technology. We consider our relations with our employees to be excellent.

Intellectual Property

On May 16, 2016 Graffiti Entertainment, Inc., acquired the assets of Tapply from Inqubus, Inc., in exchange for one-dollar ($1.00) and preferred shares. These assets consisted of b67 iOS applications/games and twenty-seven (27) android applications/games.

We may rely on a combination of patent, trademark, copyright, and trade secret laws in the United States as well as confidentiality procedures and contractual provisions to protect our proprietary technology, databases, and our brand. Despite these reliances, we believe the following factors are more essential to establishing and maintaining a competitive advantage:

•	the statistical and technological skills of our service operations and research and development teams;

•	the IoT and blockchain expertise knowledge of our service operations and research and development teams;

•	the real-time connectivity of our service offerings;

•	the continued expansion of our proprietary technology; and

•	a continued focus on the improved financial results of our clients.

We have a policy of requiring key employees and consultants to execute confidentiality agreements upon the commencement of an employment or consulting relationship with us. Our employee agreements also require relevant employees to assign to us all rights to any inventions made or conceived during their employment with us. In addition, we have a policy of requiring individuals and entities with which we discuss potential business relationships to sign non-disclosure agreements. Our agreements with clients include confidentiality and non-disclosure provisions.

Legal Proceedings

We may from time to time be involved in various claims and legal proceedings of a nature we believe are normal and incidental to our business. These matters may include product liability, intellectual property, employment, personal injury cause by our employees, and other general claims. We are not presently a party to any legal proceedings that, in the opinion of our management, are likely to have a material adverse effect on our business. Regardless of outcome, litigation can have an adverse impact on us because of defense and settlement costs, diversion of management resources and other factors.

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MANAGEMENT

______

The following table sets forth information regarding our executive officers, directors and significant employees, including their ages as of December 31, 2017:

Name and Principal Position	Age	Term of Office	Approximate hours per week

Charles Townsend / Chairman	51	August 2013	20

Inas Azzam / CEO	47	August 2016	60

Abdul Parmah	50	May 2016	5

Charles Townsend, Chairman and Secretary

Mr. Townsend is an experienced manager and an attorney who draws on 15 years of experience. Mr. Townsend brings expertise adept for tracking revenues and implementing effective sales techniques to achieve productivity goals.

From June 2014, Mr. Townsend has been Finance Manager for Folsom Lake Dodge. From 2010 to 2014, Mr. Townsend was with Auto Nation Dodge.

Inas Azzam, CEO/President, Director

Mr. Azzam, has been CEO and CTO of Innovo Technology from August 2016 to the present. From 2012 to 2016, Mr. Azzam was CEO and CTO of AVWorld, Inc.

Abdul Parmach – Director

Abdul Parmach, 50, brings more than 20 years of diverse industry leadership, executive management, and security-political expertise to his role as a board member at SDVI. He skills include streamlining and improving business processes, negotiating lower vendor rates, updating payroll and benefits systems, and implementing many other cost-savings measures.

Prior to joining SDVI, from 2015 to 2017, Mr. Parmach served as Finance Manager for Tustin Ford, and from 2013 to 2015 he was CFO for Adaptive Media, a publicly traded company. He was also the Finance Director at New Directions for Women, a nonprofit organization in Costa Mesa, California. His primary responsibilities included overseeing all finance, HR, and IT aspects of the organization. Before that, Mr. Parmach served as President of AP Services (Denmark) and Marketing Director of American Eagle Oil (Dubai) and oversaw the corporate direction and strategy for both companies in the fields of operations, including marketing, sales, consulting, and client relations.

Ghassan Al-Khatib, Director of Technology

Mr. Khatib has completed his Bachelor of Science, Masters, and Post- Graduate studies in Electrical Engineering. He was awarded several prestigious awards including NYIT Nu Upsilon, Tau Honor Society, and NYIT Summa Cum Laude circa 1994. During his 20 years of experience, he has worked on multiple award-winning projects and products including early GPS designs, sensors implementation for directionality, system integration, system architecture, system validation and verification. His experience also includes implementation of Artificial Intelligence for various radar systems, and professional award-winning audio equipment design and implementation. Mr. Khatib has also developed several patents during his tenure. His previous employers include AVID Technology and MEADE Instruments.

None of our officers or directors in the last five years has been the subject of any  conviction in a criminal proceeding or named as a defendant in a pending criminal proceeding (excluding traffic violations and other minor offenses), the entry of an order, judgment, or decree, not subsequently reversed, suspended or vacated, by a court of competent jurisdiction that permanently or temporarily enjoined, barred,  suspended or otherwise limited such person’s involvement in any type of business, securities,  commodities, or banking activities; a finding or judgment by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission, the Commodity Futures Trading Commission, or a state securities regulator of a violation of federal or state securities or commodities law, which finding or judgment has not been reversed, suspended, or vacated; or the entry of an order by a self-regulatory organization that permanently or temporarily barred, suspended or otherwise limited such person’s involvement in any type of business or securities activities.

There are no family relationships among and between our directors, officers, persons nominated or chosen by the Company to become directors or officers, or beneficial owners of more than five percent (5%) of the any class of the Company’s equity securities.

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EXECUTIVE COMPENSATION

______

Employment Agreements

Mr. Townsend and Mr. Azzam have entered into an employment agreement with the Company for a term of five years. Pursuant to his employment agreement, he has agreed to devote a substantial portion of his business and professional time and efforts to our business. The employment agreement provides that each employee shall receive a salary determined by the Board of Directors commensurate with the development of the Company. He may be entitled to receive, at the sole discretion of our Board of Directors or a committee thereof, bonuses based on the achievement (in whole or in part) by the Company of our business plan and achievement by the employee of fixed personal performance objectives. The employment agreements also contain covenants (a) restricting the executive from engaging in any activities competitive with our business during the terms of such employment agreements and one year thereafter, and (b) prohibiting the executive from disclosure of confidential information regarding the Company at any time.

The following table represents information regarding the total compensation our officers and directors of the Company as of December 30, 2017:

	Cash Compensation	Other Compensation	Total Compensation
Name and Principal Position
Inas Azzam, CEO and Director	$25,000	$95,000	$120,000
Charles Townsend, Chairman		$25,000	$25,000
Total	$25,000	$120,000	$145,000

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

During the last two full fiscal years and the current fiscal year or any currently proposed transaction, there is no transaction involving the Company, in which the amount involved exceeds the lesser of $120,000 or one percent of the average of the Company’s total assets at year-end for its last three fiscal years.

Stock Options

The Company's stockholders have approved a 2018 Stock Option Plan, as previously adopted by our Board of Directors (the "Plan"). Under this Plan, our officers, directors, and/or key employees and/or consultants can receive incentive stock options and non-qualified stock options to purchase shares of our Common Stock. To date, no options have been issued.

With respect to incentive stock options, the Plan provides that the exercise price of each such option must be at least equal to 100% of the fair market value of the Common Stock on the date that such option is granted. The Plan requires that all such options have an expiration date not later than that date which is one day before the tenth anniversary of the date of the grant of such options (or the fifth anniversary of the date of grant in the case of 10% stockholders). However, with certain limited exceptions, in the event that the option holder ceases to be associated with the Company or engages in or is involved with any business similar to ours, such option holder's incentive options immediately terminate.

Pursuant to the provisions of the Plan, the aggregate fair market value, determined as of the date(s) of grant, for which incentive stock options are first exercisable by an option holder during any one calendar year cannot exceed $100,000. No such options have yet been issued.

Bonus Plan for Executive Officers

The Company's Board of Directors has established an annual Bonus Plan for Executive Officers (the “Bonus Plan.”) Under the Bonus Plan, a Committee of the Board of Directors sets performance targets for key employees who are or may become executive officers. Such executives are eligible for a bonus only if they meet the performance standards set in advance by the Committee. Aggregate bonuses may not exceed ten percent of income before taxes and bonuses may not exceed $1 million per employee.

Management Stock Bonus Plan

Our Management Stock Bonus Plan provides that the Company shall establish a reserve of shares of Common Stock to be awarded to eligible salaried officers and directors. The Management Stock Bonus Plan Committee, composed of not less than three members, administers the Plan. The Board of Directors must review actions of the Committee. The Plan awards restricted stock to key executives. During the restricted period, the owner of the stock may not transfer the stock without first offering the Company the opportunity to buy back the stock at its issue price. In the first year of the restriction period, the Company has the right to buy back all of the awarded stock. In the second year, the Company has the right to buy back 75% of the awarded stock. After two years and until the end of the restriction period, a maximum of three years, the Company has the right to buy back 50% of the awarded stock. No shares have been issued under the plan.

Indemnification Agreements

We have entered into indemnification agreements with each of our directors, executive officers and other key employees. The indemnification agreements and our amended and restated By-Laws will require us to indemnify our directors to the fullest extent permitted by Delaware law.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the Securities Act), may be permitted to directors, executive officers or persons controlling us, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

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Review, Approval or Ratification of Transactions with Related Parties

We have adopted a related-party transactions policy under which our executive officers, directors, nominees for election as a director, beneficial owners of more than 5% of any class of our Common Stock, and any members of the immediate family of any of the foregoing persons are not permitted to enter into a related-party transaction with us without the consent of our audit committee. If the related party is, or is associated with, a member of our audit committee, the transaction must be reviewed and approved by another independent body of our Board of Directors, such as our governance committee. Any request for us to enter into a transaction with a related party in which the amount involved exceeds $120,000 and such party would have a direct or indirect interest must first be presented to our audit committee for review, consideration and approval. If advance approval of a related-party transaction was not feasible or was not obtained, the related-party transaction must be submitted to the audit committee as soon as reasonably practicable, at which time the audit committee shall consider whether to ratify and continue, amend and ratify, or terminate or rescind such related-party transaction. All of the transactions described above were reviewed and considered by, and were entered into with the approval of, or ratification by, our Board of Directors.

During the last two full fiscal years and the current fiscal year or any currently proposed transaction, there are transactions involving the issuer, in which the amount involved exceeds the lesser of $120,000 or one percent of the average of the issuer’s total assets at year-end for its last three fiscal years, except compensation awarded to executives.

Disclosure of Conflicts of Interest

There are no conflicts of interest between the Company and any of its officers or directors.

Legal/Disciplinary History

None of Signature Devices, Inc.’s Officers or Directors have been the subject of any criminal proceeding or named as a defendant in a pending criminal proceeding (excluding traffic violations and other minor offenses);

None of Signature Devices, Inc.’s Officers or Directors have been the subject of any entry of an order, judgment, or decree, not subsequently reversed, suspended or vacated, by a court of competent jurisdiction that permanently or temporarily enjoined, barred, suspended or otherwise limited such person’s involvement in any type of business, securities, commodities, or banking activities;

None of Signature Devices, Inc.’s Officers or Directors have been the subject of any finding or judgment by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission, the Commodity Futures Trading Commission, or a state securities regulator of a violation of federal or state securities or commodities law, which finding or judgment has not been reversed, suspended, or vacated; or

None of Signature Devices, Inc.’s Officers or Directors has been the subject of any entry of an order by a self-regulatory organization that permanently or temporarily barred, suspended or otherwise limited such person’s involvement in any type of business or securities activities.

Board Composition

Our board of directors currently consists of one member. Each director of the Company serves until the next annual meeting of stockholders and until his successor is elected and duly qualified, or until his earlier death, resignation or removal. Our board is authorized to appoint persons to the offices of Chairman of the Board of Directors, President, Chief Executive Officer, one or more vice presidents, a Treasurer or Chief Financial Officer and a Secretary and such other offices as may be determined by the board.

We have no formal policy regarding board diversity. In selecting board candidates, we seek individuals who will further the interests of our stockholders through an established record of professional accomplishment, the ability to contribute positively to our collaborative culture, knowledge of our business and understanding of our prospective markets.

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Board Leadership Structure and Risk Oversight

The board of directors oversees our business and considers the risks associated with our business strategy and decisions. The board currently implements its risk oversight function as a whole. Each of the board committees when established will also provide risk oversight in respect of its areas of concentration and reports material risks to the board for further consideration.

Code of Business Conduct and Ethics

Prior to one year from the date of this Offering's qualification, we will be adopting a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer and principal accounting officer or controller, or persons performing similar functions. We will post on our website a current copy of the code and all disclosures that are required by law or market rules in regard to any amendments to, or waivers from, any provision of the code.

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PRINCIPAL STOCKHOLDERS

______

The following table gives information on ownership of our securities as of December 31, 2017. The following lists ownership of our Common Stock and Preferred Stock by each person known by us to be the beneficial owner of over 10% of the outstanding Common and Preferred Stock, and by our officers and directors:

Series A Preferred Stock, $0.00001 par value

Name and Address of Shareholder	Shares of Series A Preferred Stock Owned	Percentage of Series A Preferred Stock Outstanding on December 31, 2017
Kenneth L Hurley 708 Rainsong Lane Redwood City, CA 94065	1,918,658	38.4
Hurley Living Trust 272 Shoreline Drive, Suite 120 Redwood City, CA 94065	600,000	12
Inas Azzam 1443 Spectrum Irvine, CA 92618	538,294	10.8
Total	2,456,952	49.5

Series B Preferred Stock, $0.00001 par value

Name and Address of Shareholder	Shares of Series B Preferred Stock Owned	Percentage of Series B Preferred Stock Outstanding on December 31, 2017
Charles Townsend c/o Signature Devices, Inc. 30 N. Gould St. Sheridan, Wyoming 82801	6,550	71.98
Marte Van Der Velde Hazelaarstraat 1 Huissen 6851hg Netherlands	2,550	28.02
Total	9,100	100

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Common Stock

Name and Address	Common Shares Owned	Percentage of Common Stock Outstanding on December 31, 2017	Percentage of Common Stock Outstanding Assuming All Shares Offered are Sold
Cede & Co. 570 Washington Blvd. Jersey City, New Jersey 07310	2,180,404,935	71.4	43.3
Hurley Living Trust 272 Shoreline Drive Suite 120 Redwood City, California 94065	200,000,000	6.6	3.8
TheStockBroker.com, Inc. 433 North Camden 6th Floor Beverly Hills, California 90210	200,000,000	6.6	3.8
E*Trade Clearing, LLC 1981 Marcus Avenue ,1st Floor Lake Success, NY 11042	156,575,346	0.5	3.0
Total	2,736,980,281	89.5	54.1

Capitalization

Class of Stock	Par Value	Authorized	Outstanding as of December 31, 2017
Preferred Stock, Series A	$0.00001	10,000,000	5,000,000
Preferred Stock, Series B	$0.00001	20,000	9,100
Common Stock	$0.00001	10,000,000,000	3,053,024,472

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DESCRIPTION OF SECURITIES

______

The Common Stock

We are authorized to issue 10,000,000,000 shares of Common Stock, $0.00001 par value. The holders of Common Stock are entitled to equal dividends and distributions, with respect to the Common Stock when, as, and if declared by the Board of Directors from funds legally available for such dividends. No holder of Common Stock has any preemptive right to subscribe for any of our stock nor are any shares subject to redemption. Upon our liquidation, dissolution or winding up, and after payment of creditors and any amounts payable to senior securities, the assets will be divided pro rata on a share-for-share basis among the holders of the shares of Common Stock. All shares of Common Stock now outstanding upon completion of this Offering and conversion of any Preferred Stock, are, and will be, fully paid, validly issued and non-assessable.

Holders of our Common Stock do not have cumulative voting rights, so that the holders of more than 50% of the shares voting for the election of directors will be able to elect 100% of the directors if they choose to do so, and in that event, the holders of the remaining shares will not be able to elect any members to the Board of Directors.

The Company has never paid any dividends to shareholders of our Common Stock. The declaration in the future of any cash or stock dividends will depend upon our capital requirements and financial position, general economic conditions, and other pertinent factors. We presently intend not to pay any cash or stock dividends in the foreseeable future. Management intends to reinvest earnings, if any, in the development and expansion of our business. No dividend may be paid on the Common Stock until all Preferred Stock dividends are paid in full.

The voting powers, designations, preferences, limitations, restrictions, and relative, participating, optional, and other rights, and the qualifications, limitations, or restrictions thereof, of our Common Stock are as follows:

Dividend Rate. Subject to the rights of holders of the Series A Preferred Stock having preference as to dividends and except as otherwise provided by our Articles of Incorporation, as amended (“Articles”), or the Delaware Statutes, the holders of Common Stock shall be entitled to receive dividends when, as, and if declared by the board of directors out of assets legally available therefor

Voting Rights. Except as otherwise provided by Delaware Statutes, each holder of a duly authorized and issued share of the Common Stock shall be entitled to one vote for each share held by him. No holder of shares of Common Stock shall have the right to cumulate votes.

Liquidation Rights. In the event of liquidation, dissolution, or winding up of our affairs, whether voluntary or involuntary, subject to the prior rights and reservations by holders of the Series A Preferred Stock, the holders of shares of the Common Stock can share ratably in our assets, and shall share equally and ratably in our assets available for distribution after giving effect to any liquidation preference of any shares of the Series A Preferred Stock. A merger, conversion, exchange, or consolidation of the Company with or into any other person or sale or transfer of all or any part of our assets (which shall not in fact result in our liquidation and the distribution of our assets to stockholders) shall not be deemed to be a voluntary or involuntary liquidation, dissolution, or winding up of our affairs.

No Conversion, Redemption, or Preemptive Rights. The holders of Common Stock shall not have any conversion, redemption, or preemptive rights.

Consideration for Shares. The Common Stock authorized by our Articles shall be issued for such consideration as shall be fixed, from time to time, by the board of directors.

Preferred Stock

We are authorized by our Articles of Incorporation to issue a maximum of 10,020,000 shares of Preferred Stock. This Preferred Stock may be in one or more series and containing such rights, privileges and limitations, including voting rights, conversion privileges and/or redemption rights, as may, from time to time, be determined by our Board of Directors. Preferred stock may be issued in the future in connection with acquisitions, financings or such other matters as the Board of Directors deems to be appropriate. In the event that any such shares of Preferred Stock shall be issued, a Certificate of Designation, setting forth the series of such Preferred Stock and the relative rights, privileges and limitations with respect thereto, shall be filed. The effect of such Preferred Stock is that our Board of Directors alone, within the bounds and subject to the federal securities laws and the Delaware Law, may be able to authorize the issuance of Preferred Stock which could have the effect of delaying, deferring or preventing a change in control of our Company without further action by the stockholders and might adversely affect the voting and other rights of holders of Common Stock. The issuance of Preferred Stock with voting and conversion rights also may adversely affect the voting power of the holders of Common Stock, including the loss of voting control to others. To date, no such Preferred Stock has been issued.

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The Board of Directors is expressly vested with the authority to divide any or all of the Preferred Stock into series and to fix and determine the relative rights and preferences of the shares of each series so established, provided, however, that the rights and preferences of the various series may vary only with respect to:

(a) the rate of dividend;

(b) whether the shares may be called and, if so, the call price and the terms and conditions of call;

(c) the amount payable upon the shares in the event of voluntary and involuntary liquidation;

(d) sinking fund provisions, if any for the call or redemption of the shares;

(e) the terms and conditions, if any, on which the shares may be converted;

(f) voting rights; and

(g) whether the shares will be cumulative, noncumulative or partially cumulative as to dividends and the dates from which any cumulative dividends are to accumulate.

The Board of Directors shall exercise the foregoing authority by adopting a resolution setting forth the designation of each series and the number of shares therein, and fixing and determining the relative rights and preferences thereof. The Board of Directors may make any change in the designations, terms, limitations or relative rights or preferences of any series in the same manner, so long as no shares of such series are outstanding at such time.

Within the limits and restrictions, if any, stated in any resolution of the Board of Directors originally fixing the number of shares constituting any series, the Board of Directors is authorized to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series subsequent to the issue of shares of such series. In case the number of shares of any series shall be so decreased, the share constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

Class A, Series 1 Preferred Stock

We have authorized 10,000,000 shares of Class A, Series 1 Preferred Stock with the following terms:

The Par Value of each share of Class A, Series 1 Preferred Stock is $0.00001.

Each holder of Class A, Series 1 Preferred Stock shall have the right to one thousand (1,000) votes per share, for each share owned on any matter put forth for a vote to shareholders.

Each holder of Class A, Series 1 Preferred Stock may, at the election of the Board of the Company or the holder, be required to convert its shares of Class A, Series 1 Preferred Stock into shares of the Corporation's common stock at the rate of one thousand (1,000) shares of common stock for each share of Class A, Series 1 Preferred Stock; provided, however, a holder's ability to convert shares of Class A, Series 1 Preferred Stock into common stock is expressly conditioned upon the Corporation having sufficient authorized but unissued shares of common stock to fulfill such request. The Corporation shall have no obligation to deliver shares of common stock upon a purported conversion to a holder of Class A, Series 1 Preferred Stock should the Corporation have insufficient shares of authorized but unissued shares of common stock to fulfill such conversion request, and such conversion request shall be deemed null and void to the extent of such insufficiency.

Upon the dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, the holders of Class A, Series 1 Preferred Stock shall participate in the payment or distribution made on the Company's common stock as if such shares of Class A, Series 1 Preferred Stock had been converted into shares of common stock.

Each holder of Class A, Series 1 Preferred Stock shall be entitled to participate in any dividends declared by the Corporation's Board as if such shares of Class A, Series 1 Preferred Stock had been converted into shares of common stock, with any such declared dividend to subtract from any already accrued dividend.

The board of directors is authorized, subject to limitations prescribed by law, to provide for the issuance of preferred stock in series, and to establish from time to time the number of shares to be included in each such series and the qualifications, limitations and restrictions thereof. The board of directors shall have the authority to determine by resolution all other rights.

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Series B Preferred Stock

We have authorized the issuance of 20,000 shares Series B Preferred Stock (“Preferred B”). The Series B Preferred Stock is non-convertible and bears no dividends. The shares are entitled to receive preference to any distribution of any of the assets or surplus funds in the event of liquidation of the corporation.

The holders of the Series B Preferred Stock have voting rights with respect to the business, management, or affairs of the corporation in the amount of 1% of the voting rights for all classes of stock per 100 shares of the Preferred B shares on the record date of the vote.

This stock class had a designation for voting rights only and was issued to two individuals Charles Townsend with 6,550 shares which gives Mr. Townsend 65.5% voting super voting rights and Mart Van Der Velde with 2,550 shares which give Mr. Van Der Velde 25.5% super voting rights.

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DIVIDEND POLICY

______

We have never declared or paid cash dividends on our capital stock. We currently intend to retain any future earnings for use in the operation of our business and do not intend to declare or pay any cash dividends in the foreseeable future. Any further determination to pay dividends on our capital stock will be at the discretion of our Board of Directors, subject to applicable laws, and will depend on our financial condition, results of operations, capital requirements, general business conditions, and other factors that our Board of Directors considers relevant.

SECURITIES OFFERED

______

Current Offering

Signature Devices, Inc. (“Signature Devices, Inc.,” “We,” or the “Company”) is offering up to $5,000,000 total of Securities, consisting of Common Stock, $0.00001 par value (the “Common Stock” or collectively the “Securities”).

Transfer Agent

Our stock transfer agent is Island Stock Transfer (“Island”), which is located at 15500 Roosevelt Blvd, Suite 301, Clearwater, Florida, 33760. Island’s telephone number is (727) 289-0010; its fax number is (727) 289-0069; and, its website is www.islandstocktransfer.com. The transfer agent is registered under the Exchange Act and operates under the regulatory authority of the SEC and FINRA.

SHARES ELIGIBLE FOR FUTURE SALE

_____

Prior to this Offering, there has been a limited market for our Common Stock. Future sales of substantial amounts of our Common Stock, or securities or instruments convertible into our Common Stock, in the public market, or the perception that such sales may occur, could adversely affect the market price of our Common Stock prevailing from time to time. Furthermore, because there will be limits on the number of shares available for resale shortly after this Offering due to contractual and legal restrictions described below, there may be resales of substantial amounts of our Common Stock in the public market after those restrictions lapse. This could adversely affect the market price of our Common Stock prevailing at that time.

Rule 144

In general, a person who has beneficially owned restricted shares of our Common Stock for at least twelve months, in the event we are a reporting company under Regulation A, or at least six months, in the event we have been a reporting company under the Exchange Act for at least 90 days before the sale, would be entitled to sell such securities, provided that such person is not deemed to be an affiliate of ours at the time of sale or to have been an affiliate of ours at any time during the 90 days preceding the sale. A person who is an affiliate of ours at such time would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of shares that does not exceed the greater of the following:

•	1% of the number of shares of our Common Stock then outstanding; or

•	the average weekly trading volume of our Common Stock during the four calendar weeks preceding the filing by such person of a notice on Form 144 with respect to the sale;

provided that, in each case, we are subject to the periodic reporting requirements of the Exchange Act for at least 90 days before the sale. Rule 144 trades must also comply with the manner of sale, notice and other provisions of Rule 144, to the extent applicable.

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LEGAL MATTERS

_____

Certain legal matters with respect to the shares of common stock offered hereby will be passed upon by John E. Lux, Esq. of Washington, D.C.

EXPERTS

______

The consolidated financial statements of the Company appearing elsewhere in this Offering Circular have been prepared by management and have not been reviewed by an independent accountant.

WHERE YOU CAN FIND MORE INFORMATION

______

We have filed with the SEC a Regulation A Offering Statement on Form 1-A under the Securities Act with respect to the shares of common stock offered hereby. This Offering Circular, which constitutes a part of the Offering Statement, does not contain all of the information set forth in the Offering Statement or the exhibits and schedules filed therewith. For further information about us and the common stock offered hereby, we refer you to the Offering Statement and the exhibits and schedules filed therewith. Statements contained in this Offering Circular regarding the contents of any contract or other document that is filed as an exhibit to the Offering Statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the Offering Statement. Upon the completion of this Offering, we will be required to file periodic reports, proxy statements, and other information with the SEC pursuant to the Securities Exchange Act of 1934. You may read and copy this information at the SEC's Public Reference Room, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet website that contains reports, proxy statements and other information about issuers, including us, that file electronically with the SEC. The address of this site is www.sec.gov.

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F-1

SIGNATURE DEVICES, INC.
Condensed Consolidated Balance Sheets
(Unaudited)

	December 31,
	2017	2016
Assets
Current assets:
Cash	$35,756	$1,096
Accounts receivable	82,055	–
Total current assets	117,811	1,096
Property, Plant and Equipment	1,354	3,654
Other assets:
Intangible assets, net	1,206,051	1,206,051
Investment Securities	–	–
Total other assets	$1,206,051	$1,206,051
Total assets	$1,325,216	$1,210,801

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable and accrued expenses	419,070	320,246
Convertible notes payable	299,112	266,078
Total current liabilities	718,182	586,324
Long-Term Debt	–	–
Other liabilities	–	–
Total liabilities	718,182	586,324

Stockholders' Equity:
Common stock $.00001 par value, 7,000,000,000 shares authorized; 3,053,024,472 outstanding	30,531	30,531
Preferred stock $.00001 par value, 10,000,000 shares authorized; 5,000,000 outstanding	50	50
Additional paid in capital common stock	10,068,690	10,068,690
Additional paid in capital preferred stock	2,127,470	2,127,470
Common stock payable	20	20
Accumulated deficit	(11,602,284)	(11,598,357)
Net (loss)	(17,443)	(3,927)
Total stockholders' equity	607,034	624,477
Total liabilities and stockholders' equity	$1,325,216	$1,210,801

F-2

SIGNATURE DEVICES, INC.

Condensed Consolidated Statements of Operations
(Unaudited)

	Years ended December 31,
	2017	2016
Revenue	$140,281	$3,758
Cost of revenue	57,443	–
Gross profit	82,838	3,758

Operating expenses:
Legal and professional fees	39,455	5,721
Research and development	38,472	–
General and administrative expenses	3,137	1,964
Selling expenses	15,776	–
Depreciation and amortization	3,477	–
Total operating expenses	100,317	7,685

Loss from operations	(17,479)	(3,927)

Other (income) expense:
Other income	36	–
Total other income	36	–

Net loss	$(17,443)	$(3,927)

Basic and dilutive loss per common share	$0.000	$0.000

F-3

SIGNATURE DEVICES, INC.

Condensed Consolidated Statement of Stockholders’ Equity

(Unaudited)

	Convertible preferred stock	Common stock	Additional Paid-in Capital preferred stock	Additional Paid-in Capital common stock	Common Stock Payable	Accumulated Deficit	Total Stockholders’ Equity
Balance, December 31, 2015	$36	$30,531	$939,984	$10,068,690	$20	$(11,598,357)	$(559,096)

Net loss	–	–	–	–	–	(3,927)	–

Stock issued for acquisition	14	–	1,187,486	–	–	–	–

Balance, December 31, 2016	$50	$30,531	$2,127,470	$10,068,690	$20	$(11,602,284)	$624,477

Net loss	–	–	–	–	–	(17,443)	–

Balance, December 31, 2017	$50	$30,531	$2,127,470	$10,068,690	$20	$(11,619,727)	$607,034

F-4

SIGNATURE DEVICES, INC.
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Years ended December 31,
	2017	2016
Cash flows from operating activities:
Net (loss) income	$(17,443)	$537
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	3,476
Change in operating assets and liabilities:	–
Accounts receivable	(82,055)
Accounts payable and accrued expenses	98,824
Other liabilities	–
Net cash flows used in operating activities	2,802	537

Cash flows from investing activities:
Purchase of property and equipment	(1,176)	(178)
Purchase of intangibles	–	(4,682)
Net cash flows used in investing activities	–	–
Cash flows from financing activities:	(1,176)	(4,860)

Proceeds from convertible note	33,034	4,325
Net cash flows provided by financing activities	33,034	4,325

Net (decrease) increase in cash	34,660	2

Cash, beginning of year	1,096	1,094
Cash, end of year	$35,756	$1,096

F-5

SIGNATURE DEVICES, INC.

Notes to the Consolidated Financial Statements

Note 1 - Organization and Nature of Business

Signature Devices, Inc, was formed on July 24 2002 under the laws of the State of Nevada. In 2012 the Corporate was moved to Delaware. In February 2016 Signature Devices, Inc. merged into Signature Devices Services, Inc. becoming a subsidiary of Signature Devices, Holding, Inc.

The Company combines the best of the technologies underpinning the popular Morpheus media server, Tazerwear's AI Software, Truck IT's beacon platform with Knoton's hardware, infrastructure and software. The result is a company that blends custom software and powerful hardware IoT-interconnected devices.

Graffiti Entertainment transaction

On May 16, 2016 Graffiti Entertainment, Inc., acquired the assets of Tapply from Inqubus, Inc., in exchange for one-dollar ($1.00) and preferred shares. These assets consisted of Sixty-Seven (67) iOS applications/games and twenty-seven (27) android applications/games. In determining the asset value of these applications, we took an average cost to develop, test and distribute applications ($12,500) and multiplied by the number of apps the company acquired.

Intangible assets are software assets that were acquired from Tapply and Inqubus, In and may constitute an independent asset that may be sold, depending on the need of any one or more of the Company’s software assets by independent third parties. There are currently contractual, competitive, economic, and other factors that may limit the useful life of the software assets. As a result, the software assets are treated as indefinite lived intangible assets and the Company will evaluate the useful life determination for its software assets each year to determine whether events and circumstances continue to support an indefinite useful life.

Note 2 – Basis of Presentation and Summary of Significant Accounting Policies

Basis of Presentation

The accompanying consolidated financial statements have been prepared by the Company in accordance with generally accepted accounting principles in the United States of America, and reflect all adjustments, consisting of normal recurring adjustments, which management believes are necessary to fairly present the financial position, results of operations and cash flows of the Company as of and for the years ended December 31, 2017 and 2016.

Principles of Consolidation

The consolidated financial statements include the Company and its wholly-owned subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation.

Going Concern

The Company’s unaudited condensed consolidated financial statements are prepared using generally accepted accounting principles in the United States of America applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not yet established an ongoing source of revenue sufficient to cover its operating costs and allow it to continue as a going concern. As of December 31, 2017, the Company had an accumulated deficit of $11,602,284. The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it becomes profitable. If the Company is unable to obtain adequate capital, it could be forced to cease or reduce its operations.

In order to continue as a going concern, the Company will need, among other things, additional capital resources. The Company will continue to raise funds through the sale of its equity securities or issuance of notes payable to obtain additional operating capital. The Company is dependent upon its ability, and will continue to attempt, to secure additional equity and/or debt financing until the Company can earn revenue and realize positive cash flow from its operations. There are no assurances that the Company will be successful in earning revenue and realizing positive cash flow from its operations. Without sufficient financing it would be unlikely that the Company will continue as a going concern.

F-6

Based on the Company’s current rate of cash outflows, cash on hand and proceeds from the prior sale of equity securities and issuance of convertible notes, management believes that its current cash will not be sufficient to meet the anticipated cash needs for working capital for the next 12 months. The Company’s plans with respect to its liquidity issues include, but are not limited to, the following:

1)	Continue to issue restricted stock for compensation due to consultants and for its legacy accounts payable in lieu of cash payments; and preferred stock

2)	Seek additional capital in the public equity markets to continue its operations as it rolls out its current products in development, responds to competitive pressures, develops new products and services, and supports new strategic partnerships. The Company is currently evaluating additional debt or equity financing opportunities and may execute them when appropriate. However, there can be no assurances that the Company can consummate such a transaction, or consummate a transaction at favorable pricing.

The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plans described in the preceding paragraph and eventually secure other sources of financing and achieve profitable operations. These condensed consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might result from this uncertainty.

Reclassifications

Certain reclassifications have been made to amounts in prior periods to conform to the current period presentation. All reclassifications have been applied consistently to the periods presented.

Use of Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting periods. Actual results could differ from those estimates.

Revenue Recognition

The Company recognizes revenue when earned and related costs of sales and expenses when incurred. The Company recognizes revenue in accordance with FASB ASC Topic 605-10-599, Revenue Recognition, Overall, SEC Materials (“Section 605-10-599”). Section 605-10-599 requires that four basic criteria must be met before revenue can be recognized: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred or services rendered; (3) the fee is fixed and determinable; and (4) collectability is reasonably assured. Cost of revenue consists of the cost of the purchased goods and labor related to the corresponding sales transaction. When a right of return exists, the Company defers revenues until the right of return expires. The Company recognizes revenue from services at the time the services are completed.

Accounts Receivable and Allowance for Doubtful Accounts

The Company’s accounts receivable primarily consist of trade receivables. The Company records an allowance for doubtful accounts that is based on historical trends, customer knowledge, any known disputes, and the aging of the accounts receivable balances combined with management’s estimate of future potential recoverability. Receivables are written off against the allowance after all attempts to collect a receivable have failed. The Company believes its allowance for doubtful accounts as of December 31, 2017 and 2016 is adequate, but actual write-offs could exceed the recorded allowance.

Intangible assets

Intangible assets consisting of websites, customer lists, content and publisher relationships, developed technology and trade names are stated at cost. Expenditures of costs incurred to renew or extend the term of a recognized intangible asset and materially extend the useful life are capitalized. When assets are sold or otherwise written off due to asset impairment, the cost and the related accumulated amortization are removed from the accounts and any realized gain or loss is recognized at that time. Useful lives of intangible assets are periodically evaluated for reasonableness and the assets are tested for impairment whenever events or changes in circumstances indicate that the carrying amount may no longer be recoverable.

F-7

Internal Use Software Development Costs

The Company incurs costs to develop software for internal use. The Company expenses all costs that relate to the planning and post implementation phases of development as research and development expense. The Company capitalizes costs when preliminary efforts are successfully completed, management has authorized and committed project funding, and it is probable that the project will be completed and will be used as intended. Costs incurred for enhancements that are expected to result in additional material functionality are capitalized.

Note 3 – Notes Payable

During the year ended on December 31, 2008 the Company entered into a promissory note with JSJ Investments for a total amount of $242,500. The Company received the amount of the note on during the same year.

As of the date of this report the outstanding amount of the promissory note is $242,500.

In December, 2017 we received a convertible promissory note for $30,000.

Note 4  – Stockholders’ Equity

Preferred Stock

The Company’s articles of incorporation authorize the Company to issue up to 10,000,000 shares of Preferred Stock, $.00001 par value per share. Our Preferred Stock is not listed on any national or regional stock exchange and is not quoted over-the-counter.

5,000,000 preferred stock shares are issued and outstanding to Twenty-Three (23) shareholders. 5,000,000 have not been issued.

We have not subscribed for a CUSIP Identifier for our Preferred Stock; however, the Preferred Stock is maintained on the stock transfer books of Island Stock Transfer.

The voting powers, designations, preferences, limitations, restrictions, and relative, participating, optional, and other rights, and the qualifications, limitations, or restrictions thereof, of our Preferred Stock are as follows:

•	Dividend Rate. The holders of Series A Preferred Stock shall be entitled to receive dividends in the amount of 10% (ten percent) of the assets legally available therefor before the payment of dividends to the holders of shares of the Series A Common Stock out of assets legally available therefor.
•	Voting Rights. The holders of the issued and outstanding shares of the Series A Preferred Stock shall be entitled to 1,000 (one thousand) votes for each one share of Series A Preferred Stock held by them.
•	Liquidation Rights. In the event of a liquidation, dissolution, or winding up of our affairs, whether voluntary or involuntary, the holders of shares of the Series A Preferred Stock shall have priority over our assets available for distribution in the event of any liquidation or dissolution of the Company. A merger, conversion, exchange, or consolidation of the Company with or into any other person or sale or transfer of all or any part of our assets (which shall not in fact result in our liquidation and the distribution of assets to stockholders) shall not be deemed to be a voluntary or involuntary liquidation, dissolution, or winding up of our affairs of the corporation
•	Conversion, Redemption, or Preemptive Rights. The holders of Series A Preferred Stock shall have the right to convert their shares of Series A Preferred Stock to Series A Common Stock, with the boards approval at the rate of 1,000 shares of Series A Common Stock for every one share of Series A Preferred Stock owned or held by them, respectively and shall have redemption rights under the terms that shall be fixed, from time, by the written consent of a corporate action approved by not less than 51% of the holders of the corporation's shareholder voting rights.
•	Consideration for Shares. The shares of the Series A Preferred Stock issued in future shall be issued for such consideration as shall be fixed, from time to time, by the board of directors.
•	Action of Series A Preferred Stockholders. The holders of 51% or greater of shareholder voting rights may effect any corporate action by written consent when the holders of any shares of the aforementioned series of stock act separately or collectively.
•	Amendment to Articles of Incorporation. No amendment, alteration, change, or repeal may be made to our Articles without the affirmative vote of the holders of not less than fifty-one (51%) of the shareholder voting rights.
•	Adoption and Amendment of Bylaws. The affirmative vote by the holders of not less than 51% of the corporation's shareholder voting rights shall be required to amend or restate our bylaws.
•	Recapitalizations Affecting Outstanding Securities. The board of directors may not, without the consent of the holders of not less than 51% of our shareholder voting rights, adopt any plan of reorganization or recapitalization affecting the outstanding securities of the corporation, including, but not limited to effecting a forward or reverse split of all of the outstanding securities of the corporation or the declaration of any dividend to the holders of any class or series of our Common Stock.

F-8

Issuance of Common Stock

Our Series A Common Stock (“Common Stock”) is identified and quoted over the Pink Tier electronic intermediary quotation system managed by OTC Markets Group Inc. under “SDVI” (US.SDVI.PK). As of the date of this Report, we are authorized to issue seven billion (7,000,000,000) shares of our Common Stock, and Three-billion fifty three million Twenty-Four Thousand Four Hundred and Seventy-Two (3,053,024,472) shares of our Common Stock, $0.00001 par value per share, are issued and outstanding. The CUSIP identifier for our Common Stock is 82668Y106.

The voting powers, designations, preferences, limitations, restrictions, and relative, participating, optional, and other rights, and the qualifications, limitations, or restrictions thereof, of our Common Stock are as follows:

•	Dividend Rate. Subject to the rights of holders of the Series A Preferred Stock having preference as to dividends and except as otherwise provided by our Articles of Incorporation, as amended (“Articles”), or the
•	Delaware Statutes (“DS”), the holders of Series A Common Stock shall be entitled to receive dividends when, as, and if declared by the board of directors out of assets legally available therefor.
•	Voting Rights. Except as otherwise provided by DS, each holder of a duly authorized and issued share of the Series A Common Stock shall be entitled to one vote for each share held by him. No holder of shares of Series A Common Stock shall have the right to cumulate votes.
•	Liquidation Rights. In the event of liquidation, dissolution, or winding up of our affairs, whether voluntary or involuntary, subject to the prior rights and reservations by holders of the Series A Preferred Stock, the holders of shares of the Series A Common Stock can share ratably in our assets, and shall share equally and ratably in our
•	assets available for distribution after giving effect to any liquidation preference of any shares of the Series A Preferred Stock. A merger, conversion, exchange, or consolidation of the Company with or into any other person or sale or transfer of all or any part of our assets (which shall not in fact result in our liquidation and the distribution of our assets to stockholders) shall not be deemed to be a voluntary or involuntary liquidation, dissolution, or winding up of our affairs.
•	No Conversion, Redemption, or Preemptive Rights. The holders of Series A Common Stock shall not have any conversion, redemption, or preemptive rights.
•	Consideration for Shares. The Series A Common Stock authorized by our Articles shall be issued for such consideration as shall be fixed, from time to time, by the board of directors.

Change in Control. On December 14, 2015, our former CEO and Board member and the holder of the overwhelming majority of the number of shares of our Preferred Stock, Kenneth L. Hurley, entered into an agreement with the company; whereby, in exchange for an outstanding debt of two-million ($2,000,000.00) and preferred shares owned by Mr. Hurley, Mr. Hurley would release the company from its debt and assign his preferred shares to Charles Townsend & Inqubus, Inc. in exchange for common stock issuance. The agreement also allowed the company to acquire four companies from Inqubus, Inc. under Signature Devices, Inc. that aligns with the new business direction of Signature Devices, Inc. in the Internet of Things space. As the result of this transaction, a change in control occurred and Charles Townsend, a board member, was appointed as our Chairman. Inas Azzam was appointed President, and Chief Executive Officer.

Note 5 – Commitments and Contingencies

Office Lease Agreements

NONE

Legal Proceedings

NONE

F-9

Note 7 - Subsequent Events

On February 21, 2018 the Company completed the sale of its subsidiary, Graffiti Entertainment to Azure Holding Group Inc. Signature Devices will hold 21% of voting rights as well as free trading shares in Azure Holding Group Inc. The Graffiti assets will enable Azure Holding Group Inc. to integrate a lucrative gaming business and advertising, leveraging blockchain technologies and Artificial Intelligence cryptocurrency monetization.

As part of the deal, Graffiti Shareholders will also receive free trading shares in exchange for their current shares. The two companies will work together to complete the share swap in the next 60-90 days.

In the completed deal, each Graffiti shareholder will receive shares in Azure Holding Group Inc., a publicly traded company. The purchase agreement calls for an exchange of one Azure Holding Group Corp share for one Graffiti Entertainment share (the "Purchase Price"). Signature Devices ("SDVI") will receive shares of Azure Holding Group through its current holdings of Graffiti Shares.

Note 8 –  Third Party Providers

The following list sets forth the name, address, telephone number, and e-mail address of each outside provider of professional services to the Company relating to operations, business development, and disclosure:

Legal Counsel.

Haseltine Law Office

1629 K St NW,

Suite 300 Washington, DC, 20006

Telephone: (703) 627-2652

E-mail: whaseltine@icloud.com

Stock Transfer Agent.

Island Stock Transfer

15500 Roosevelt Blvd, Suite 301,

Clearwater, Florida, 33760

Telephone: (727) 289-0010

Website: www.islandstocktransfer.com.

F-10

PART III—EXHIBITS

Index to Exhibits

Exhibit Number	Exhibit Description

2.1	Amended Articles of Incorporation(1)
2.1(a)	Amended Articles of Incorporation dated May 29, 2018*
2.2	Bylaws*
3.1	Specimen Stock Certificate(1)
4.1	Subscription Agreement*
6.1	Incentive Stock Option Plan(1)
6.2	Management Stock Bonus Plan(1)
6.3	Performance Bonus Plan(1)
6.4	Employment Agreement of Inas Azzam(1)
6.5	Employment Agreement of Charles Townsend(1)
6.6	Letter agreement to purchase subsidiary, Graffiti Entertainment*
6.7	Export Distribution Agreement with Galtec LLC*
6.8	Export Distribution Agreement with Indigo Distribution*
6.9	Convertible Promissory Note dated October 11, 2017*
7.1	Stock Purchase Agreement*
11.1	Consent of Lux Law, P.A. (included in Exhibit 12.1)
12.1	Opinion of Lux Law, P.A.
15.1	Press Release dated January 31, 2018*
15.2	Press Release dated March 30, 2018*
15.3	Indication of Interest*

___________________

*	Filed herewith
(1)	Filed with the Company’s Offering Statement on Form 1-A dated March 20, 2018 and incorporated by reference.

III-1

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this Offering Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the 30 N. Gould St., Suite 5187, Sheridan, WY 82801, on June 7, 2018.

(Exact name of issuer as specified in its charter):	Signature Devices, Inc.

This Offering Statement has been signed by the following persons in the capacities and on the dates indicated.

By (Signature and Title):	/s/ Inas Azzam
Inas Azzam, Chief Executive Officer (Principal Executive Officer).

(Date): June 7, 2018

/s/ Inas Azzam
Inas Azzam, Chief Financial Officer (Principal Financial Officer, Principal Accounting Officer).

(Date): June 7, 2018

SIGNATURES OF DIRECTORS:

/s/ Charles Townsend	June 7, 2018
Charles Townsend, Director	Date

/s/ Inas Azzam	June 7, 2018
Inas Azzam, Director	Date